                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                               W. R. GRACE & CO.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               W. R. GRACE & CO.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[GRACE LOGO]

                            NOTICE OF ANNUAL MEETING

    Notice is hereby given that the Annual Meeting of Shareholders of W. R. Grace & Co. ("Company") will be held at the Boca Raton Marriott-Crocker Center, 5150 Town Center Circle, Boca Raton, Florida, at 10:30 a.m. on Tuesday, May 10, 1994. The purpose of the Annual Meeting is to consider and act upon:

       (1)  the election of seven directors for a term expiring in 1997;

       (2) the ratification of the selection of Price Waterhouse as independent accountants of the Company and its consolidated subsidiaries for 1994;

       (3)  the approval of the Company's 1994 Stock Incentive Plan;

       (4)  the   approval  of  the  Company's  1994  Stock  Retainer  Plan  for
            Nonemployee Directors;

       (5)  the approval of the Company's Long-Term Incentive Program;

       (6)  resolutions proposed by shareholders; and

       (7)  any other business that properly comes before the Annual Meeting.

    The Board of Directors has fixed the close of business on March 21, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                                                      ROBERT B. LAMM
                                                        SECRETARY

April 11, 1994

                                    CONTENTS

  Election of Directors...........................................          1
    Board Committees and Meetings.................................          1
    Nominees......................................................          2
    Directors Continuing in Office................................          4
    Executive Compensation........................................          8
    Relationships and Transactions with Management and Others.....         20
  Security Ownership of Management and Others.....................         21
    Management Security Ownership.................................         21
    Other Security Ownership......................................         22
    Ownership and Transactions Reports............................         22
  Selection of Independent Accountants............................         23
  Approval of 1994 Stock Incentive Plan...........................         23
  Approval of 1994 Stock Retainer Plan for Nonemployee
   Directors......................................................         26
  Approval of Long-Term Incentive Program.........................         27
  Shareholder Proposals...........................................         30
  Other Matters...................................................         34
    Other Business................................................         34
    Proxy and Voting Procedures...................................         34
    Votes Required................................................         34
    Solicitation Procedures.......................................         34
    Proposals for 1995 Annual Meeting.............................         35
  Exhibit A--1994 Stock Incentive Plan............................        A-1
  Exhibit B--1994 Stock Retainer Plan for Nonemployee Directors...        B-1

                                PROXY STATEMENT

    The Annual Meeting of Shareholders of W. R. Grace & Co. ("Company", which may also refer to one or more subsidiaries of W. R. Grace & Co.) will be held on May 10, 1994. The Company is furnishing this Proxy Statement in connection with the solicitation of proxies to be used at the Annual Meeting and any adjournments. The Company's mailing address is One Town Center Road, Boca Raton, Florida 33486-1010. This Proxy Statement and the enclosed proxy are first being sent to shareholders on April 11, 1994.

    Only shareholders of record at the close of business on March 21, 1994 are entitled to vote at the Annual Meeting and any adjournments. At that record date, the following voting stocks of the Company were outstanding:

                                                                                        VOTES PER
            CLASS                                SHARES OUTSTANDING                       SHARE
- ------------------------------                   ------------------                   -------------
6% Preferred                    ...............           36,464     ...............          160
Class A Preferred               ...............           16,356     ...............           16
Class B Preferred               ...............           21,585     ...............           16
Common                          ...............       93,898,011     ...............            1

See "Other Matters" for additional information concerning the voting of proxies.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes, each class to serve for a three-year term. The term of the Class II Directors expires at the 1994 Annual Meeting; accordingly, the shareholders will vote on the election of seven Class II Directors to serve for a term expiring in 1997.

    The names and biographies of the nominees are set forth on pages 2 and 3; the names and biographies of the directors continuing in office are set forth on pages 4 to 7. The nominees have been designated as such by the Board of Directors (on the recommendation of the Nominating Committee), and it is anticipated that all nominees will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

BOARD COMMITTEES AND MEETINGS

    To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Board of Directors has established various committees, including those described below. None of the members of the following committees is an executive or former executive of the Company or, except for Mr. Yunich (a member of the Committee on Corporate Responsibility), a consultant to the Company.

    The AUDIT COMMITTEE (1) recommends to the Board the selection of independent accountants to audit the annual financial statements of the Company and its consolidated subsidiaries, (2) reviews the annual financial statements and (3) meets with the Company's senior financial officers, internal auditors and independent accountants to review the scope and results of the audit and other matters regarding the Company's accounting, financial reporting and internal control systems. The members of the Committee are Messrs. Eckmann (Chairman), Duffy, Holmes and Phipps and Dr. Frick. The Committee met five times during 1993.

    The COMPENSATION, EMPLOYEE BENEFITS AND STOCK INCENTIVE COMMITTEE ("Compensation Committee") makes recommendations to the Board with respect to the salary and annual and long-term incentive compensation of certain officers and other high-level employees, as well as the Company's benefit plans and arrangements generally. The Compensation Committee also administers the Company's stock incentive plans and determines the recipients and terms of stock incentives granted under those plans. The members of the Compensation Committee are Messrs. Pyne
(Chairman), Eckmann, Lynch, Macauley, Milliken and Puelicher. In 1993, the Compensation Committee met 10 times.

    The NOMINATING COMMITTEE recommends to the Board candidates for nomination as directors of the Company. The members of the Committee are Messrs. Milliken (Chairman), Duffy, Macauley and Wood Prince, Dr. Dacey and Mrs. Grace Sloane Vance, a director who will be retiring effective the date of the Annual Meeting. The Committee met once in 1993. The Committee will consider candidates recommended by shareholders; such recommendations should be sent to the Chairman of the Nominating Committee, c/o Robert B. Lamm, Secretary, W. R. Grace & Co., One Town Center Road, Boca Raton, Florida 33486-1010.

    The COMMITTEE ON CORPORATE RESPONSIBILITY advises management on the Company's role in the public sector and its responsibility with respect to matters of public policy. The Committee did not meet in 1993. Its members are Mrs. Vance (Chairman), Dr. Frick and Messrs. Holmes and Yunich.

    The Board of Directors held 12 meetings in 1993. Each director attended 75% or more of the meetings held by the Board and the standing Board committees on which he served, except for Messrs. Lynch, Milliken, Puelicher and Wood Prince, Mrs. Vance and Sir Ronald Grierson, a Class II Director not standing for re-election at the Annual Meeting. The average attendance of directors at such Board and committee meetings was approximately 88%.

NOMINEES

        NOMINEES FOR ELECTION AS CLASS II DIRECTORS--TERM EXPIRING IN 1997
      Photo
                   CHARLES H. ERHART, JR.
                   Director: 1970 to 1978 (alternate years); 1979; since 1981
                   Age: 68
                   Mr. Erhart retired as president of the Company in 1990, having served from 1989; he had been chairman of the Executive Committee from 1986 and vice chairman and chief administrative officer from 1981. He joined the Company in 1950 after graduating from Yale University and became head of the Corporate Finance Department and an assistant treasurer in 1955, a vice president in 1963 and an executive vice president in 1968. Mr. Erhart is a director of Chemed Corporation, National Life Insurance Company of Vermont, National Sanitary Supply Company, Omnicare, Inc. and Roto-Rooter, Inc. and a trustee of Evergreens Cemetery. He is a first cousin (by marriage) of Mr. Milliken.
      Photo
                   VIRGINIA A. KAMSKY
                   Director since 1990
                   Age: 40
                   Ms. Kamsky is the founder, president and chief executive officer of Kamsky Associates Inc., a consulting and investment banking firm specializing in relationships with the People's Republic of China. She is also chief executive officer of Zhonghua Investment Management Partners, a partnership with Oppenheimer & Co. Ms. Kamsky is a graduate of Princeton University, a member of the Council on Foreign Relations and the President's Committee of the Asia Society, and a director of the National Committee on U.S.-China Relations.

                   JOHN E. PHIPPS
                   Director since 1975
                   Age: 61
                   Mr. Phipps is a private investor. He is chairman and a director of John H. Phipps, Inc. and a director of The Bessemer Group, Bessemer Securities Corporation, Bessemer Trust Company, Bessemer Trust Company of Florida, Bessemer Trust Company, N.A. and Ingersoll-Rand Company. Mr. Phipps is Mr. Puelicher's son-in-law.
      Photo
                   EBEN W. PYNE
                   Director since 1960
                   Age: 76
                   Mr. Pyne retired in 1982 as a senior vice president of Citibank, N.A. He joined City Bank Farmers Trust Company following graduation from Princeton University, was elected president of the Bank in 1957 and became a senior vice president of Citibank, its successor, in 1960. Mr. Pyne is a consultant to and director of Long Island Lighting Company and a director of US Life Corporation and Winthrop-University Hospital. He is a trustee of The Brooklyn Museum, the City Investing Company Liquidating Trust, The Juilliard School, the New York Zoological Society and St. Luke's-Roosevelt Hospital Center.
      Photo
                   D. WALTER ROBBINS, JR.
                   Director: 1966-69; 1970-71; 1972-73; since 1974
                   Age: 74
                   Mr. Robbins is a consultant to the Company. He joined the Company in 1952, became an executive vice president in 1968 and a vice chairman in 1982 and was chairman of the Executive Committee in 1986. He received B.S. and M.S. degrees from Indiana University. Before joining the Company, Mr. Robbins was vice president of Continental Ore Corp. and International Ore & Fertilizer Corporation. He is a director of Chemed Corporation, National Sanitary Supply Co., Omnicare, Inc. and Roto-Rooter, Inc.
      Photo
                   WILLIAM WOOD PRINCE
                   Director since 1970
                   Age: 80
                   Mr. Wood Prince became vice chairman of F. H. Prince & Co., Inc., an investment company, in 1984, having served as its president from 1969. Previously, he was chief executive officer of Armour & Company. He graduated from Princeton
                   University and began his business career with The First National Bank of Chicago. In 1949 he was elected president of Union Stock Yard & Transit Company. Mr. Wood Prince is a trustee of the Art Institute of Chicago.
      Photo
                   DAVID L. YUNICH
                   Director since 1977
                   Age: 76
                   Mr. Yunich, a consultant to the Company since 1977, was educated at Union College and Harvard Graduate School of Business Administration. He joined R. H. Macy & Co., Inc. in 1941, became vice chairman in 1971 and retired in 1974. He was chief executive officer of the New York Metropolitan Transportation Authority from 1974 to 1977. Mr. Yunich is a director of Fidelity Investments Personal Gift Fund, Fidelity Southeast Asia Emerging Markets Fund, Inc., The Greater New York Councils--Boy Scouts of America and River Bank America and a trustee of Carnegie Hall Corporation.

DIRECTORS CONTINUING IN OFFICE

                     CLASS III DIRECTORS--TERM EXPIRING IN 1995
      Photo
                   HAROLD A. ECKMANN
                   Director since 1976
                   Age: 72
                   Mr. Eckmann retired in 1985 as chairman and chief executive officer of Atlantic Mutual Insurance Company and Centennial Insurance Company--The Atlantic Companies. He was educated at the United States Merchant Marine Academy and the University of California. Mr. Eckmann joined The Atlantic Companies in 1949 and became president in 1970 and chairman and chief executive officer in 1976.
      Photo
                   JAMES W. FRICK
                   Director since 1984
                   Age: 69
                   Dr. Frick is president of James W. Frick Associates, a consulting firm to private colleges and universities. He is also vice president emeritus of the University of Notre Dame, having served the University in various capacities from 1951 to 1987, including as a member of the board of trustees. Dr. Frick holds three degrees from Notre Dame. He is president of the Community Foundation of St. Joseph County, Indiana, a director of Society Bank of South Bend and Society National Bank, Indiana, and a former member of the board of trustees of Converse College. He also served a term as a member of the board of the Department of Financial Institutions of the State of Indiana.
      Photo
                   J. PETER GRACE
                   Director since 1943
                   Age: 80
                   Mr. Grace is chairman of and a consultant to the Company, having served as its chief executive officer from 1945 through 1992. He is a director of Milliken & Company, National Sanitary Supply Company, Omnicare, Inc., Roto-Rooter, Inc. and Stone & Webster, Incorporated. He is chairman and a director of Chemed Corporation, a director emeritus of Ingersoll-Rand Company, an honorary director of Brascan Ltd. and a trustee emeritus of Atlantic Mutual Insurance Company. Mr. Grace served as chairman of President Reagan's Private Sector Survey on Cost Control and is co-chairman of the Foundation for Citizens Against Government Waste. Mr. Grace is president of the Catholic Youth Organization of the Archdiocese of New York and chairman of the Council of National Trustees of the National Jewish Center for Immunology and Respiratory Medicine.
      Photo
                   THOMAS A. HOLMES
                   Director since 1989
                   Age: 70
                   Mr. Holmes was chairman, president and chief executive officer of Ingersoll-Rand Company until his retirement in
                   1988, having spent his entire business career with Ingersoll-Rand. He is a graduate of the University of Missouri--Rolla. Mr. Holmes is a director of Arvin Industries, Inc., Becton, Dickinson and Company and Newmont Gold Co. and Mining Corp.
      Photo
                   GEORGE P. JENKINS
                   Director since 1976
                   Age: 79
                   Mr. Jenkins has been a consultant to the Company since his retirement in 1980 as chairman of the board and chief financial officer of Metropolitan Life Insurance Company, positions he had held from 1973 and 1962, respectively. Mr. Jenkins joined Metropolitan Life after graduating from Princeton University and receiving an M.B.A. from Harvard Graduate School of Business Administration. He is a director of American Industrial Properties REIT.
      Photo
                   PETER S. LYNCH
                   Director since 1989
                   Age: 50
                   Mr. Lynch became vice chairman of Fidelity Management & Research Company in 1992, having retired in 1990 after 13 years of service as the portfolio manager of Fidelity
                   Magellan Fund. He spent his entire business career with Fidelity after serving for two years as a United States Army lieutenant, ending in 1969. Mr. Lynch is a graduate of Boston College and holds an M.B.A. from the University of Pennsylvania--Wharton School of Business Administration. He is a director of Morrison Knudsen Corporation, a member of the board of trustees of the Fidelity Group of Mutual Funds and a director or trustee of several charitable and cultural organizations.
      Photo
                   ROGER MILLIKEN
                   Director since 1953
                   Age: 78
                   Mr. Milliken has been the chief executive officer of Milliken & Company, textile manufacturers, since 1947. He joined Milliken in 1939 upon graduation from Yale University. He is a director of Mercantile Stores Company, Inc., chairman of the Greenville/Spartanburg Airport Commission and the Institute of Textile Technology, a member of The Business Council and a trustee of the South Carolina Foundation of Independent Colleges and of Wofford College. Mr. Milliken is a first cousin (by marriage) of Mr. Erhart.
      Photo
                   JOHN A. PUELICHER
                   Director: 1968-70; since 1971
                   Age: 73
                   Mr. Puelicher retired in 1992 as chairman of the board of Marshall & Ilsley Corporation, a position he held since 1981. He was its president, and president of M&I Marshall & Ilsley Bank, from 1963 to 1981 and was chairman of the Bank from 1981 through 1988. He spent his entire business career with the Bank. He received a B.A. from the University of Wisconsin and attended Harvard Graduate School of Business
                   Administration. Mr. Puelicher is a director of Marshall & Ilsley Corporation, Sentry Insurance Company and Sundstrand Corporation and a trustee emeritus of Marquette University. He is the father-in-law of Mr. Phipps.
                      CLASS I DIRECTORS--TERM EXPIRING IN 1996
      Photo
                   J. P. BOLDUC
                   Director since 1986
                   Age: 54
                   Mr. Bolduc is president and chief executive officer of the Company. He joined the Company in 1983 as a senior vice president and special assistant to the chairman, became an executive vice president and chief financial officer in February 1986 and was elected a vice chairman in November 1986. He was elected president and chief operating officer in 1990 and became chief executive officer effective January 1, 1993. Mr. Bolduc was chief operating officer of President Reagan's Private Sector Survey on Cost Control from 1982 to 1984 and served as vice president-partner of Booz, Allen & Hamilton from 1977 until 1983. Prior to 1977, he was an assistant secretary of the Department of Agriculture under Presidents Nixon and Ford. Mr. Bolduc holds a B.A. in accounting from St. Cloud State University and has completed graduate studies in finance, personnel and management. He is a director of Brothers Gourmet Coffees, Inc., Marshall & Ilsley Corporation, Newmont Gold Co. and Mining Corp., Sundstrand Corporation and Unisys Corporation.
      Photo
                   GEORGE C. DACEY
                   Director since 1987
                   Age: 73
                   Dr. Dacey was president of Sandia National Laboratories, engaged in government research and development, from 1981 until his retirement in 1986. He received a B.S. in electrical engineering from the University of Illinois and a Ph.D. in physics from the California Institute of Technology. He began his business career as a research engineer with Westinghouse Research Labs and later held various research positions with the Bell System, including head of transistor development of Bell Telephone Labs. Dr. Dacey is a director of Milliken & Company and a former director of SunWest Financial Services and Perkin-Elmer Corp.
      Photo
                   EDWARD W. DUFFY
                   Director since 1983
                   Age: 67
                   Mr. Duffy is the retired chairman of the board and chief executive officer of Marine Midland Banks, Inc. A graduate of Syracuse University, Mr. Duffy served in various managerial and executive capacities with Marine Midland and its predecessors from 1952 until his retirement in 1983. He is a director of Columbus McKinnon Corp., Niagara Mohawk Power Corporation, Oneida Ltd., Utica Mutual Insurance Co. and Utica National Life Insurance Co.
      Photo
                   CONSTANTINE L. HAMPERS
                   Director since 1986
                   Age: 61
                   Dr. Hampers is an executive vice president of the Company and chairman of the board and chief executive officer of National Medical Care, Inc. ("NMC"), a subsidiary of the Company engaged in supplying kidney dialysis, home infusion and respiratory therapy services and in the manufacture and sale of dialysis and other medical products. NMC was founded by Dr. Hampers in 1968. Prior to 1968 and for several years thereafter, Dr. Hampers was director of artificial kidney services at Peter Bent Brigham Hospital and assistant professor of medicine at Harvard University School of Medicine. He holds B.S. and M.D. degrees from the University of Pittsburgh.
      Photo
                   GORDON J. HUMPHREY
                   Director since 1991
                   Age: 53
                   Mr. Humphrey represented the State of New Hampshire in the United States Senate from 1979 until 1990, serving on the Foreign Relations, Armed Services, Banking, Environment, Energy and Judiciary Committees. Upon retiring from the
                   Senate, he founded The Humphrey Group, Inc., which provides services to firms seeking to do business abroad, particularly in the former Soviet Union. Mr. Humphrey served for four years in the U.S. Air Force and was an airline pilot for 12 years prior to entering public service. He serves on the boards of MK Gold Company, Petrotech, Inc. and two privately held companies, and he is active in several charitable organizations.
      Photo
                   ROBERT C. MACAULEY
                   Director since 1985
                   Age: 70
                   Mr. Macauley founded Virginia Fibre Corporation, a producer of corrugating medium, in 1972 and is its chairman. Following graduation from Yale University in 1949, he held several positions (including that of president) with M. L. Macauley Company. From 1962 through 1972, he held executive positions with Great Northern Paper Company and its successors. Mr. Macauley also founded and is chairman of the AmeriCares Foundation. He is a director of Greif Brothers Corporation.
      Photo
                   EUGENE J. SULLIVAN
                   Director since 1991
                   Age: 73
                   Mr. Sullivan is chairman emeritus of Borden, Inc., having served as its chief executive officer from 1979 until 1986. He held various management and executive positions with Borden from 1946 until his retirement. Mr. Sullivan is a graduate of St. John's University and New York University Graduate School of Business Administration, and he is a Distinguished Professor in Residence at St. John's. He is chairman of BNY-Hamilton Fund, vice chairman of the board of trustees of St. John's, and a trustee of St. Francis Hospital and the Catholic Health Association.
                               ------------------

    See  "Relationships  and  Transactions  with  Management  and  Others"   and
"Security Ownership of Management and Others" for additional information concerning directors and nominees and/or firms with which they are associated.

EXECUTIVE COMPENSATION
    The following Summary Compensation Table sets forth information concerning the compensation of Mr. Bolduc (the Company's chief exectutive officer) and the other four most highly compensated executive officers of the Company in 1993. Certain information has been omitted from this table because it is not applicable or because it is not required under Securities and Exchange Commission rules.

                                                     ANNUAL COMPENSATION
                                        ----------------------------------------------
NAME AND
PRINCIPAL                                                                 OTHER ANNUAL
POSITION                                  YEAR       SALARY     BONUS     COMPENSATION
- --------------------------------------  ---------   --------   --------   ------------
J. P. Bolduc                              1993      $800,000   $986,000    $   9,470
President and                             1992       780,000    611,000       61,030
Chief Executive Officer                   1991       680,000    611,000
C. L. Hampers                             1993       736,000    600,000       21,510
Executive Vice President                  1992       690,250    184,000
                                          1991       791,551    168,750
D. H. Kohnken                             1993       357,000    310,000        2,372
Executive Vice President                  1992       327,000    200,000       17,695
                                          1991       313,500    180,000
B. J. Smith                               1993       316,000    300,000        5,414
Executive Vice President and              1992       303,000    200,000       71,066
Chief Financial Officer                   1991       290,000    180,000
J. R. Wright, Jr.                         1993       385,000    212,000        1,986
Vice Chairman to 5/10/93;                 1992       367,500    192,500       32,138
Executive Vice President to 12/31/93      1991       352,500    200,000

              LONG-TERM COMPENSATION
- ------------------------------------
         AWARDS            PAYOUTS
- ------------------------  ----------
                                      ALL OTHER COMPENSATION
 RESTRICTED                                     (d)
   STOCK                     LTIP
  AWARDS(a)    OPTIONS(b)  PAYOUTS(c) -----------------------
                100,000    $ 389,700        $   131,992
 $ 936,038       90,000      629,100            167,233
 3,780,407      365,000
                 70,000    1,012,000             56,152
   351,525       42,500   26,468,000             58,209
                 37,500
                 50,000      157,167             29,108
   429,188       37,500      150,267             32,277
   473,766       86,500
                 40,000      176,022             32,360
   273,863       37,500      308,405             54,397
   416,731       85,000
                             166,184             37,485
   314,738       35,000      222,147             45,291
 1,432,808      180,000

(a)  The  dollar values shown in this column were calculated  by multiplying the number of shares issued by the closing market price of the Company's Common
     Stock on the date of issuance (less any amounts paid  by the recipient). No restricted  shares  were  issued  in  1993.  The  following table shows the restricted shares issued in 1992, which had vesting  schedules of less than three years:
                                                                        VESTING SCHEDULE
                                                       --------------------------------------------------
                                        TOTAL SHARES
                                           GRANTED       8/7/92       4/15/93      4/15/94      4/15/95
                                        -------------  -----------  -----------  -----------  -----------
J. P. Bolduc                                22,900          5,725        5,725        5,725        5,725
C. L. Hampers                                8,600          2,150        2,150        2,150        2,150
D. H. Kohnken                               10,500          2,625        2,625        2,625        2,625
B. J. Smith                                  6,700          1,675        1,675        1,675        1,675
J. R. Wright, Jr. (a)                        7,700          1,925        1,925        1,925        1,925
- --------------------
(a) All restrictions on Mr. Wright's shares terminated upon the termination of his employment on December
    31, 1993.
    In  1991, certain executive officers surrendered all or  a portion of their stock options in exchange for shares of Common Stock equal in value to the excess of (1) the market value of the shares subject  to the  surrendered options over (2) the total exercise price of the surrendered options. Subject to certain limited exceptions, the shares received upon such surrender  may not be transferred until 1997, at  which time the transfer restrictions terminate in equal installments over the subsequent four-year period. This transaction  resulted in the acquisition of  the following numbers of shares  by the persons named in the table: Mr. Bolduc -- 101,148 shares;  Mr. Kohnken -- 12,676 shares; Mr.  Smith -- 11,150 shares; and  Mr.
Wright -- 38,336 shares.
    The  number and dollar values of restricted shares held  at December 31, 1993 by the persons named in the table (including the shares  acquired in the 1991 transaction  described above) were as follows:  Mr.
Bolduc  -- 112,598  shares ($4,574,294); Dr.  Hampers -- 4,300  shares ($174,688); Mr.  Kohnken -- 17,926 shares ($728,244); Mr. Smith -- 14,500 shares  ($589,063); and Mr. Wright -- 38,336 shares  ($1,557,400).
Recipients of restricted shares receive all dividends paid on such shares.

(b) The numbers in this column represent the number of shares covered by grants of stock options. No stock appreciation rights were granted subsequent to 1990.
(c) The amounts in this column for 1992 (except for Dr. Hampers) represent (1) the third annual installment (paid or payable in 1992) of awards under the Company's Long-Term Incentive Program ("LTIP") for the 1987-1989 Performance Period, and (2) the first of three annual installments of awards under the LTIP for the 1990-1992 Performance Period; the latter payments were to have been made in early 1993 but were made in 1992 to facilitate tax planning. The amounts of such accelerated payments were: Mr. Bolduc -- $392,700; Mr. Kohnken -- $150,267; Mr. Smith -- $177,472; and Mr. Wright -- $167,483. The
     amounts for 1993 (except for Dr. Hampers) represent the second installment of awards under the LTIP for the 1990-1992 Performance Period; these payments were to have been made in early 1994 but were made in 1993 to facilitate tax planning. Dr. Hampers did not participate in the LTIP for either the 1987-1989 or the 1990-1992 Performance Periods.

     In March 1989, the Company agreed to purchase in 1992 the 2.5% of the stock of NMC it did not already own for approximately $27 million, subject to NMC's achievement of certain targets relating to earnings and return on capital; approximately 79% of such stock was owned by Dr. Hampers. However, in December 1989, the Company purchased the stock for approximately $14 million ($13 million less than initially agreed to). In consideration for Dr. Hampers' agreement to accelerate the transaction, the Company agreed to make a payment to Dr. Hampers in 1993 based on NMC's earnings during the 1990-1992 period. As a result of NMC's strong performance during this period (which exceeded the targeted earnings by nearly 55% over the three-year period), the payment to Dr. Hampers as finally calculated amounted to $27,480,000. In order to facilitate tax planning, the Company paid $26,468,000 of this amount in 1992; the balance was paid in 1993.
(d) The amounts in this column for 1993 consist of the following: (1) the actuarially determined value of Company-paid premiums on "split-dollar" life insurance, as follows: Mr. Bolduc -- $36,289; Dr. Hampers -- $29,932; Mr. Kohnken -- $6,689; Mr. Smith -- $10,125; and Mr. Wright -- $13,810; (2)
     payments made to persons whose personal and/or Company contributions to the Company's Salaried Employees Savings and Investment Plan would be subject to limitations under federal income tax law, as follows: Mr. Bolduc -- $30,672; Dr. Hampers -- $26,220; Mr. Kohnken -- $8,135; Mr. Smith -- $6,905; and Mr.
     Wright -- $8,806; (3) Company contributions to such Plan of $7,075 for each of Messrs. Bolduc, Kohnken, Smith and Wright; (4) $39,680 of imputed interest on a loan made to Mr. Bolduc in 1987 (see "Relationships and Transactions with Management and Others" below); and (5) interest on involuntarily deferred payments of awards under the LTIP, as follows: Mr. Bolduc -- $18,276; Mr. Kohnken -- $7,209; Mr. Smith -- $8,255; and Mr.
     Wright -- $7,794.

    STOCK OPTIONS. The following table sets forth information concerning stock options granted in 1993, including the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of (a) 5% and (b) 10%, in each case compounded annually over the term of the option. THESE ASSUMED RATES OF APPRECIATION HAVE BEEN SPECIFIED BY THE SECURITIES AND EXCHANGE COMMISSION FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT INTENDED TO PREDICT FUTURE PRICES OF THE COMPANY'S COMMON STOCK, WHICH WILL DEPEND UPON MARKET CONDITIONS AND THE COMPANY'S FUTURE PERFORMANCE AND PROSPECTS. For example, the option granted to Mr. Bolduc in 1993 would produce the pretax gain of $6,056,000 shown in the table only if the market price of the Common Stock rises to nearly $99 per share by the time Mr. Bolduc exercises the option. Based on the number and market price of the shares outstanding at year-end 1993, such an increase in the price of the Common Stock would produce a corresponding aggregate pretax gain of $5.6 billion for the Company's shareholders. Options become exercisable at the time or times determined by the Compensation Committee; all of the options listed below were exercisable in full at the date of grant and have exercise prices equal to the fair market value of the Common Stock at the date of grant.

                                                    1993 GRANTS
                                ---------------------------------------------------
                                              % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                  SHARES       OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK
                                UNDERLYING    GRANTED TO    EXERCISE                 PRICE APPRECIATION FOR OPTION TERM
                                  OPTIONS     EMPLOYEES       PRICE     EXPIRATION   ----------------------------------
NAME                              GRANTED      IN 1993*     ($/SHARE)      DATE             5%               10%
- ------------------------------  -----------   ----------    ---------   -----------  ----------------  ----------------
J. P. Bolduc..................     100,000        6.9          38.00       11/3/03    $    2,390,000    $    6,056,000
C. L. Hampers.................      70,000        4.8          38.00       11/3/03         1,673,000         4,239,200
D. H. Kohnken.................      50,000        3.4          38.00       11/3/03         1,195,000         3,028,000
B. J. Smith...................      40,000        2.7          38.00       11/3/03           956,000         2,422,400
All Shareholders..............      --          --             --           --         2,229,183,807     5,648,789,076
Named Executive Officers'
 Percentage of Realizable
 Value Gained by All
 Shareholders.................      --          --             --           --             0.3%              0.3%

- ------------------
*In 1993, options were granted covering 1,455,225 shares of Common Stock, including an option covering 45,000 shares granted to a consultant to the Company.

    The following table sets forth information concerning stock options exercised in 1993, including the "value realized" upon exercise (the difference between the total exercise price of the options exercised and the market value, at the date of exercise, of the shares acquired), and the value of unexercised "in-the-money" options held at December 31, 1993 (the difference between the aggregate exercise price of all such options held and the market value of the shares covered by such options at December 31, 1993).

                                                                                     NUMBER OF         VALUE OF
                                                                                 SHARES UNDERLYING    UNEXERCISED
                                                                                    UNEXERCISED      IN-THE-MONEY
                                                                                    OPTIONS AT        OPTIONS AT
                                                    NO. OF SHARES      VALUE         12/31/93          12/31/93
                                                      ACQUIRED       REALIZED      EXERCISABLE/      EXERCISABLE/
NAME                                                 ON EXERCISE        ($)        UNEXERCISABLE     UNEXERCISABLE
- -------------------------------------------------  ---------------  -----------  -----------------  ---------------
J. P. Bolduc.....................................        -0-            -0-        265,000/290,000  $    605,625/$0
C. L. Hampers....................................        -0-            -0-              150,000/0  $    348,125/$0
D. H. Kohnken....................................        -0-            -0-         165,500/49,000  $  1,060,218/$0
B. J. Smith......................................        -0-            -0-         115,000/47,500  $    255,000/$0
J. R. Wright, Jr.................................        -0-            -0-               75,000/0  $    145,625/$0

    LTIP. Under the LTIP, executive officers and other senior managers may be granted contingent "Performance Units" under which awards may be earned based on
(1) the achievement of pretax earnings by the manager's product line (or, in the case of corporate managers, the Company), and/or (2) shareholder value performance (measured by appreciation in the price of the Common Stock and dividends paid) as compared to that of the companies in the Standard & Poor's Industrials, during a three-year "Performance Period". It is anticipated that a new three-year Performance Period will commence each year and that contingent Performance Units will be granted for each such Performance Period. Performance Units granted to employees of product lines are weighted 67% on the pretax earnings performance of their product lines, and 33% on shareholder value performance, during the Performance Period; Performance Units granted to corporate employees are weighted 50% on the basis of the Company's pretax earnings performance and 50% on the basis of shareholder value performance during the Performance Period. In addition, the number of Performance Units earned under the LTIP may be increased or decreased by up to 20%, at the discretion of the Compensation Committee, based on individual performance, which could include, among other things, an individual's performance with respect to strategic matters (such as research and development, acquisitions, business alliances and the like), as well as environmental and social matters.

    Amounts, if any, payable with respect to Performance Units that are earned are paid following the end of each three-year Performance Period. In keeping with the Company's compensation philosophy of uniting executive interests with those of the shareholders, it is currently anticipated that any such payments for the 1993-1995 and subsequent Performance Periods will be made 50% in cash and 50% in shares of Common Stock issued under the Company's stock incentive plans (including the 1994 Stock Incentive Plan described below under "Approval of 1994 Stock Incentive Plan"); however, the Compensation Committee has authority to reduce the portion of earned Performance Units payable in Common Stock.

    The following table shows the Performance Units granted during 1993 to the executive officers named in the Summary Compensation Table with respect to the 1993-1995 Performance Period. The Performance Units granted to Messrs. Bolduc, Kohnken and Smith, as well as half of the Performance Units granted to Dr. Hampers, are weighted 50%/50%, as discussed above; the remaining Performance Units granted to Dr. Hampers are weighted 67%/33%, as discussed above.

                                                NUMBER    PERFORMANCE                                   MAXIMUM
                    NAME                       OF UNITS     PERIOD      THRESHOLD (A)     TARGET (B)      (C)
- ---------------------------------------------  ---------  -----------  ----------------  ------------  ---------
J. P. Bolduc.................................     25,000    1993-1995    $0 or $208,375    $1,250,000       None
C. L. Hampers................................     17,500    1993-1995      0 or  72,931       875,000       None
D. H. Kohnken................................     12,500    1993-1995      0 or 104,188       625,000       None
B. J. Smith..................................     10,000    1993-1995      0 or  83,350       500,000       None

- ------------------------
(a) Refers to the minimum amount payable under the LTIP with respect to the 1993-1995 Performance Period. No payment will be made unless the minimum targeted level of pretax earnings or shareholder value performance is achieved, and the "threshold" payments will be made if either minimum targeted level is achieved. The threshold payments shown in the table have been calculated on the assumption that the market price of the Common Stock is $50 per share at the end of the 1993-1995 Performance Period, but that the minimum targeted level of pretax earnings is not achieved.

(b) Refers  to  the amount  payable with  respect  to the  1993-1995 Performance
    Period  if  the  minimum  targeted  levels  of  both  pretax  earnings   and
    shareholder value performance are achieved.

(c) Refers to the maximum amount that can be earned under the LTIP with respect to the 1993-1995 Performance Period. The LTIP does not specify a maximum amount that may be earned thereunder. However, the formula on which payments under the LTIP are based is directly related to the Company's pretax earnings and shareholder value performance; consequently, payments greater than the "target" payments shown in the table would reflect commensurate levels of performance by the Company.

    Employees to whom Performance Units are granted also receive grants of stock options based on the number of Performance Units granted. Information concerning options granted to the above executive officers in 1993 appears under "Stock Options" above.

    Additional information concerning the LTIP is set forth below under "Approval of Long-Term Incentive Program".

    PENSION ARRANGEMENTS. Salaried employees of designated units of the Company who are 21 or older and who have one or more years of service are eligible to participate in the Company's Retirement Plan for Salaried Employees. Under this basic retirement plan, pension benefits are based upon (1) the employee's average annual compensation for the 60 consecutive months in which his compensation is highest during the last 180 months of continuous participation and (2) the number of years of the employee's credited service. For purposes of this basic retirement plan, compensation generally includes nondeferred base salary and annual incentive compensation (bonus) awards; however, for 1993 federal income tax law limited to $235,840 the annual compensation on which benefits under this plan may be based.

    The Company also has a Supplemental Executive Retirement Plan under which a covered employee will receive the full pension to which he would be entitled in the absence of the above and other federal income tax law limitations. In addition, this supplemental plan recognizes deferred base salary and annual incentive compensation awards and, in some cases, periods of employment with the Company during which an employee was ineligible to participate in the basic retirement plan. An employee will generally be eligible to participate in the supplemental plan if he has an annual base salary of at least $75,000 and is earning credited service under the basic retirement plan.

    The following table shows the annual pensions payable under the basic and supplemental plans for different levels of compensation and years of credited service. The amounts shown have been computed on the assumption that the employee retired at age 65 on January 1, 1994, with benefits payable on a straight life annuity basis. Such amounts are subject to (but do not reflect) an offset of 1.25% of the employee's primary Social Security benefit at retirement age for each year of credited service under the basic and supplemental plans.

                 FINAL                                          YEARS OF CREDITED SERVICE
             AVERAGE ANNUAL               ----------------------------------------------------------------------
              COMPENSATION                 10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
            ----------------              ----------  ----------  ----------  ----------  ----------  ----------
 $ 100,000..............................  $   15,000  $   22,500  $   30,000  $   37,500  $   45,000  $   52,500
   200,000..............................      30,000      45,000      60,000      75,000      90,000     105,000
   300,000..............................      45,000      67,500      90,000     112,500     135,000     157,000
   400,000..............................      60,000      90,000     120,000     150,000     180,000     210,000
   500,000..............................      75,000     112,500     150,000     187,500     225,000     262,500
   600,000..............................      90,000     135,000     180,000     225,000     270,000     315,000
   700,000..............................     105,000     157,500     210,000     262,500     315,000     367,500
   800,000..............................     120,000     180,000     240,000     300,000     360,000     420,000
   900,000..............................     135,000     202,500     270,000     337,500     405,000     472,500
  1,000,000.............................     150,000     225,000     300,000     375,000     450,000     525,000
  1,100,000.............................     165,000     247,500     330,000     412,500     495,000     577,500
  1,200,000.............................     180,000     270,000     360,000     450,000     540,000     630,000
  1,300,000.............................     195,000     292,500     390,000     487,500     585,000     682,500
  1,400,000.............................     210,000     315,000     420,000     525,000     630,000     735,000
  1,500,000.............................     225,000     337,500     450,000     562,500     675,000     787,500
  1,600,000.............................     240,000     360,000     480,000     600,000     720,000     840,000
  1,700,000.............................     255,000     382,500     510,000     637,500     765,000     892,500
  1,800,000.............................     270,000     405,000     540,000     675,000     810,000     945,000

    At year-end 1993, Messrs. Bolduc, Kohnken, Smith and Wright had 10, 25, 19 and 3 years of credited service, respectively, under the basic retirement plan. For purposes of that plan, the 1993 compensation of such executive officers was as follows: Mr. Bolduc -- $1,176,425; Mr. Kohnken -- $495,000; Mr. Smith -- $430,000; and Mr. Wright -- $505,375. Dr. Hampers is not covered by the basic or supplemental plan; his accrued annual benefit at age 65 under the NMC retirement plan (in which he is an inactive participant) was approximately $116,000 at year-end 1993. The Company has agreed to provide additional pension benefits to Mr. Bolduc and Dr. Hampers (see "Employment Agreements" below).

    DIRECTORS' COMPENSATION AND CONSULTING ARRANGEMENTS. At the present time, each nonemployee director receives $3,000 for each Board meeting and $900 for each committee meeting attended, except that committee chairmen receive $1,200 for each committee meeting attended. In addition, an annual retainer of $12,000 is paid to the Chairmen of the Audit and Compensation Committees. The Company plans to implement a new compensation program for nonemployee directors, to be effective July 1, 1994. Under this new program, (1) each nonemployee director will receive an annual retainer of $24,000, payable in shares of the Company's Common Stock (subject to shareholder approval of the 1994 Stock Retainer Plan for Nonemployee Directors discussed below); (2) the Chairmen of the Audit and Compensation Committees will receive annual cash retainers of $12,000, and the Chairmen of the Nominating Committee and the Committee on Corporate
Responsibility will receive annual cash retainers of $2,000; and (3) each nonemployee director will receive $2,000 in cash for each Board meeting and $1,000 for each committee meeting attended (except that committee chairmen will receive $1,200 per committee meeting).

    Nonemployee directors are reimbursed for expenses they incur in attending Board and committee meetings, and the Company maintains business travel accident insurance coverage for them. In addition, nonemployee directors (other than those with whom the Company has consulting arrangements, described below) receive a fee of $1,000 per day for work performed at the Company's request.

    Under both the current and new compensation programs, a director may defer payment of all or part of the fees he receives for attending Board and committee meetings. The amounts deferred (plus an interest equivalent) are payable to him or his heirs or beneficiaries in a lump sum or in quarterly installments over two to 20 years following a date specified by the director. The interest equivalent on amounts deferred is computed at the higher of (1) the prime rate plus two percentage points and (2) 120% of the prime rate, in either case compounded semiannually. This program provides for the payment of additional survivors' benefits in certain circumstances.

    The Company also has a retirement plan under which a person who has been a nonemployee director for at least five years will receive annual payments of $24,000 for a period equal to the length of his service as a nonemployee director (but not more than 15 years) after he ceases to be eligible to receive directors' fees. In the event of a director's death, payments are made to his surviving spouse.

    The Company has consulting agreements with Kamsky Associates Inc. (of which Ms. Kamsky is president and chief executive officer) relating to the Company's interests in the Far East. The agreements expire in 1998 (subject to earlier termination) and provide for monthly fees of $25,000, plus additional payments based on the extent to which the Company establishes certain business relationships in the Far East. In 1993, the Company paid fees totalling $345,000 under these consulting agreements.

    During 1993, Mr. Humphrey was paid performance-based fees totaling $85,000 under a consulting agreement with the Company relating to business opportunities in the former Soviet Union.

    The Company has consulting arrangements with Mr. Jenkins (relating to pension investment management), Mr. Robbins (relating to pension investment management and divestitures) and Mr. Yunich (relating to corporate investments) under which they earned fees of $200,000, $585,000 and $306,000, respectively, for 1993. In 1993, the Company also granted a stock option covering 45,000 shares of Common Stock to Mr. Robbins (in his capacity as a consultant). The exercise price and other terms of the option were the same as those granted to executive officers (see "Stock Options" above). In addition, Messrs. Robbins and Yunich have severance agreements with the Company (see "Severance Agreements" below).

    Upon his retirement at year-end 1992, the Company entered into a consulting agreement with Mr. Grace under which he receives a monthly consulting fee of $50,000. The agreement expires on December 31, 1994, but provides for automatic one-year extensions unless either party gives notice that the agreement is not to be extended.

    EMPLOYMENT AGREEMENTS. The Company has employment agreements with Mr. Bolduc and Dr. Hampers. Mr. Bolduc's agreement (as restated in 1993) provides for his employment as Chief Executive Officer of the Company through July 1998 (subject to earlier termination in certain circumstances), but provides for automatic one-year extensions unless either party gives notice that the agreement is not to be extended. The agreement also provides that Mr. Bolduc will be nominated for election as a director during the term of the agreement. Under the agreement, Mr. Bolduc is entitled to participate in all incentive compensation and bonus plans maintained by the Company for its senior executives and to participate in all benefit plans available to employees generally, as well as to the following: an annual base salary of at least $800,000; an annual incentive compensation award (bonus) equal to at least 50% of his base salary for the relevant year; an annual grant of options covering at least 30,000 shares of Common Stock; and an annual supplementary pension equal to the sum of the amounts payable annually under the Company's basic and supplemental retirement plans (see "Pension Arrangements" above), but in no event less than 50% of Mr. Bolduc's "pensionable compensation" (annual base salary and annual incentive compensation, without giving effect to any voluntary deferrals) during specified periods of his employment. The agreement also provides for payments in the case of Mr. Bolduc's disability or death or the termination of his employment with or without cause; in the latter case, Mr. Bolduc would be entitled to receive 150% of his annual base salary for the remaining term of the agreement, subject to a reduction of up to 50% for income he earns for personal services following the termination of his employment by the Company.

    Dr. Hampers' employment agreement provides for his employment as an Executive Vice President of the Company and head of its health care business through March 1996; at that time, he has the right to become a consultant to the Company for a five-year period for an annual consulting fee equal to 50% of his annual base salary, subject to cost-of-living adjustments. Under the agreement, Dr. Hampers is entitled to an annual base salary of at least $675,000, subject to increases of at least 9% every 18 months, and to participate in the Company's annual incentive compensation (bonus) program. The agreement also provides for benefits generally available to senior executives of the Company, as well as the use of a corporate aircraft (and an option to purchase the aircraft at its fair market value upon the termination of his employment or consulting relationship). Further, the agreement entitles Dr. Hampers to a supplementary annual pension benefit equal to the amount by which (1) the lesser of (a) $300,000 or (b) three times his actual annual pension benefit exceeds (2) such actual pension benefit, subject to certain cost-of-living adjustments. The agreement prohibits Dr. Hampers from engaging in certain competitive activities during its term and for three years thereafter and provides for the continuation of compensation in the event his employment terminates other than for cause.

    The Company previously had an employment agreement with Mr. Wright, which was to have expired in July 1997 but which was terminated in connection with his resignation (effective December 31, 1993). Under the terms of such termination, the Company agreed to pay Mr. Wright monthly severance payments of $48,125 through July 1997 (subject to reduction for income he earns for personal services following the termination of his employment by the Company) and an incentive compensation award (bonus) of at least $192,500 for 1993. The other terms of Mr. Wright's termination (including the cancellation of options covering 140,000 shares of Common Stock) were governed by the terms of the Company's benefit plans and programs.

    SEVERANCE AGREEMENTS. The Company has severance agreements with all of its executive officers, as well as its other officers and Messrs. Robbins and Yunich (in their capacity as consultants). Each agreement provides that in the event of the involuntary termination of the individual's employment or consulting services or a material reduction in his authority or responsibility, in either case without cause, following a change in control of the Company, he will receive a severance payment equal to 2.99 times his average annual taxable compensation or consulting fees for the five years preceding the change in control, plus certain additional benefits, subject to reduction in certain cases to prevent the recipient from incurring liability for excise taxes and the Company from incurring nondeductible compensation expense. Mr. Bolduc and Dr. Hampers may instead elect to receive the payments provided for under their employment agreements, if applicable. For purposes of these severance agreements, a change in control would occur upon the acquisition of 20% or more of the Company's Common Stock or the failure of Company-nominated directors to constitute a majority of any class of the Board of Directors.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the Compensation Committee are Messrs. Pyne (Chairman), Eckmann, Lynch, Macauley, Milliken and Puelicher. Prior to the 1993 Annual Meeting, Messrs. Erhart and Yunich were also members of the Committee. Mr. Erhart was the Company's president until August 1990. Mr. Milliken is the chief executive officer of Milliken & Company, which sold approximately $230,000 of products to the Company, and purchased approximately $50,000 of products from the Company, during 1993. Further, until April 1993, Mr. Bolduc was a member of the compensation committee of Marshall & Ilsley Corporation, of which Mr. Puelicher (a member of the Company's Compensation Committee) is a director and the retired chairman of the board.

    PERFORMANCE COMPARISON. The following graph and table compare the cumulative total shareholder return on the Company's Common Stock from December 31, 1988 through December 31, 1993 with the Standard & Poor's 500 Stock Index and the Standard & Poor's Specialty Chemicals Index (both of which include the Company), as well as the Standard & Poor's Chemicals Index, using data supplied by the Compustat Services unit of Standard & Poor's Corporation. The Company has elected to compare its performance to both the Chemicals and Specialty Chemicals Indices in view of its diversified nature in the past. However, the Company is in the process of implementing a strategic restructuring program, focused, in part, on selling noncore businesses and concentrating on a group of core specialty chemical and health care businesses. Accordingly, the Company may in the future decide that comparisons to a different group or groups of companies would be more appropriate. The comparisons reflected in the graph and table are therefore not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in the Common Stock and each index on December 31, 1988, as well as the reinvestment of dividends.

[GRAPHIC]

DECEMBER 31,                                                                  1988   1989   1990   1991   1992   1993
- ---------------------------------------------------------------------------   ----   ----   ----   ----   ----   ----
W. R. Grace & Co...........................................................   100    132    101    175    185    194
S&P 500 Stock Index........................................................   100    132    128    166    179    197
S&P Specialty Chemicals Index..............................................   100    122    117    165    175    200
S&P Chemicals Index........................................................   100    129    110    143    157    175

    REPORT OF THE COMPENSATION COMMITTEE. The Board of Directors approves all compensation decisions with respect to the Company's executive officers, including the chief executive officer, and other executives whose annual base salaries exceed $250,000, based upon the recommendations of the Compensation Committee, except that all actions under the Company's stock incentive plans are approved solely by the Compensation Committee and reported to the Board. The Compensation Committee is comprised of directors who are not, and have never been, employees of the Company or any of its subsidiaries and who have no consulting arrangements or other significant relationships with the Company.

    This Report describes the Company's performance-based compensation philosophy and executive compensation program, as approved by the Compensation Committee. In particular, it discusses the compensation decisions and recommendations made by the Compensation Committee in 1993 regarding Mr. Bolduc, the President and Chief Executive Officer of the Company, and the four other executive officers whose compensation is disclosed above (collectively referred to in this Report as the "executive officers").

Executive Compensation Philosophy and Program Components

    The Company's executive compensation program is structured to enable the Company to compete effectively with other firms in attracting, motivating and retaining executives of the calibre needed to ensure the Company's future growth and profitability. This program consists of base salary and, if warranted, annual incentive compensation (paid in cash) and long-term incentives in the form of stock and cash. These compensation components are intended to (1) stimulate executive performance that benefits the Company and its shareholders by increasing shareholder value, (2) reward executive performance with competitive levels of compensation, and (3) unite executive and shareholder interests.

Background

    In 1992, management (in consultation with the Compensation Committee) began a comprehensive review of the Company's executive officer compensation program with the assistance of a leading compensation consulting firm. This firm consults periodically with management and the Compensation Committee on matters pertaining to the strategy, structure and administration of the program. As a result of this review, certain modifications were made to the program in 1993 to further strengthen the linkage between executive compensation, Company and individual performance and shareholder interests. This review is continuing in 1994 as the result of the restructuring of the Company's businesses and the resultant reorganizations and changes in certain executive responsibilities. It is expected that the current program will be strengthened further by this review and that compensation for executives will become even more performance-and formula-driven.

    The strategy that is continuing to evolve from this review is expected, over time, to position executive base salaries at the 50th percentile among those for companies with sales of $3 to $10 billion*; at present, certain executives' base salaries are above the 50th percentile, and others' are below that level. In order to attract and retain a world-class executive team, however, the Compensation Committee believes that the combination of salary and annual and long-term incentive opportunities should result in total compensation at the 75th percentile when specific performance objectives are met and when significant individual contributions are made to support the Company's initiatives to grow and enhance shareholder value.

    In accordance with its strategy, the Company, beginning in 1991, has placed less emphasis on base salaries and other fixed forms of compensation and greater emphasis on performance-based compensation, consisting of compensation based on
(1) total Company and/or product line performance and (2) individual performance, including achievements with respect to matters involving corporate strategy and the creation of shareholder value (such as research and development, acquisitions, business alliances and the like), as
- ------------------
*These companies are not identical to those included in the performance graph indices appearing above (although a number of them are included in one or more of such indices) because the firms with which the Company compares itself with respect to executive compensation and competition for executive talent are not necessarily the same as those with which it competes for product market share or shareholders' investments.

well as environmental and social matters. Consequently, the total compensation of executive officers will reach the 75th percentile level only to the extent that targeted Company and individual performance levels are achieved.

    As part of its continuing review, the Compensation Committee is studying the implications of 1993 tax legislation (effective in 1994) that limits to $1 million the amount that may be deducted by a publicly held company (such as the Company) as compensation expense with respect to the compensation paid each year to each of its five most highly paid executive officers. Under this legislation, compensation will not be counted towards the $1 million deductibility limitation if specified conditions are satisfied, including that the compensation is performance-based and is approved by a committee of disinterested directors and by the shareholders. Regulations to implement and clarify such legislation were issued (in proposed form) in December 1993.

    While final regulations are not expected to be issued until later this year at the earliest (and the Company can give no assurance as to the content of such final regulations, whenever issued, or the Company's ability to comply therewith), the Company intends to qualify its executive compensation plans, where appropriate, as performance-based plans and thereby not be subject to the $1 million deductibility limitation.

    The following sections of this Report describe the compensation program for executive officers as in effect in 1993 and the manner in which the Compensation Committee and the Board reached their determinations as to performance-based compensation.

Base Salary

    As part of its strategy to place more emphasis on performance-based incentive compensation than on salaries, effective in January 1993 the Company imposed a one-year freeze on the salaries of all United States and Canadian employees, including the executive officers, whose annual base salaries exceeded $100,000. No increases in base salary were implemented for 1993 subsequent to the effective date of the freeze for any of the executive officers whose compensation is reported above.

    As contemplated, the freeze was discontinued by the Board, effective January 1, 1994, upon the recommendation of the Compensation Committee. In 1994, it is anticipated that salaries of executives subject to the freeze may be reviewed at 18-month intervals. Pending developments arising out of the continuing review of the Company's executive compensation program in 1994, the Compensation Committee may propose salary increases for executive officers in cases where, in its judgment, such increases are warranted on the basis of (1) individual performance (as evaluated by the Compensation Committee in its discretion), (2) salaries paid to executives in comparable positions in other companies with annual sales of $3 to $10 billion, and (3) other factors that the Compensation Committee deems relevant at the time. It is expected that the 1994 salary increases for executive employees (employees whose salaries exceed $100,000), including the executive officers, will average approximately 4.5% of their current salaries on an annualized basis. Based on data furnished by its consulting firm, the Compensation Committee believes that this rate of increase is in line with executive salary increases among companies with annual sales of $3 to $10 billion.

Annual Incentive Compensation

    In 1993, certain changes were made by the Compensation Committee and the Board to the annual incentive compensation component of the Company's executive compensation program; the Compensation Committee considers these changes part of its continuing progress toward strengthening performance-based executive pay. The changes involved the establishment of incentive compensation "pools" that, for 1993, were generated on the basis of pretax earnings performance versus targets and, with respect to certain product lines, the extent to which 1993 pretax income exceeded that of 1992. Awards to individual executives were allocated from the formula-based incentive compensation pools.

    The factors that the Compensation Committee took into consideration in proposing individual awards for the executive officers (other than Mr. Bolduc, whose compensation is discussed below) were (1) that the Company's 1993 pretax income performance (excluding special items in both years) was 2% (or $7.5 million) higher than the target and 14.4% (or $47.7 million) higher than 1992 pretax income and (2) the Company's performance compared to previously targeted specific objectives, consisting primarily of (a) substantial progress in reorganizing the Company's staff functions to support the globalization of its core product lines, (b) the divestment of over $500 million of noncore businesses and the resulting realignment of capital to core businesses (including through acquisitions), and
(c) the reduction of debt and related interest expense. In addition, in determining Dr. Hampers' award, the Compensation Committee took into consideration the 1993 pretax income performance of the Company's health care business, which exceeded the target by 3% (or $6.8 million) and 1992 pretax income by 40.3% (or $71.0 million), and the progress made in achieving the Company's objectives of globalizing its health care business and maximizing its industry leadership position.

    Based on these considerations, the Board, upon the recommendation of the Compensation Committee, approved awards for the executive officers (other than Mr. Bolduc) ranging from 55.1% to 94.9% of their 1993 annual base salary rates.

Long-Term Incentives

    The long-term incentive component of the Company's total executive compensation program, which is described elsewhere in this Proxy Statement, provides for the annual grant of contingent Performance Units and stock options. Such grants provide opportunities for significant rewards based on performance versus pre-established pretax income and shareholder value performance targets (in the case of Performance Units) and on increases in the price of the Company's Common Stock (in the case of options).

    In 1993, the executive officers listed above (except for Mr. Wright, whose employment terminated at year-end 1993), and certain other key individuals, were granted Performance Units for the 1993-1995 Performance Period and stock options. With respect to the recipients of these grants, including the executive officers, the number of contingent Performance Units granted and the number of shares of stock covered by options granted were based on the Compensation Committee's evaluation of each individual's ability to contribute to the achievement of the specific performance targets discussed above. While no formal method was used in making such evaluation, the Compensation Committee believes that such awards were commensurate with the ability of the recipients to impact the Company's performance.

    The Company's LTIP is described elsewhere in the Proxy Statement. As noted in such descriptions, Performance Units granted to employees of product lines are weighted 67% on the pretax earnings performance of their product lines, and 33% on the Company's shareholder value performance; Performance Units granted to corporate employees are weighted 50% on the basis of the Company's pretax earnings performance and 50% on the basis of the Company's shareholder value performance. This weighting is intended to reflect the respective responsibilities of the Company's product line and corporate managers. However, half of Dr. Hampers' Performance Units are weighted 67%/33%, and his remaining Performance Units are weighted 50%/50%, reflecting his responsibilities as both a product line manager (with respect to the Company's health care business) and a corporate manager (as an Executive Vice President with policy-making responsibilities on a Company-wide basis). The Compensation Committee determined these weightings and approved the targeted levels for product line and Company performance based on its assessment of the extent to which the approved weightings and targeted levels would act as challenging -- but realizable -- incentives for senior managers.

    The first payment under the Performance Unit awards, if earned, would be made in 1996 for the 1993-1995 Performance Period. It is anticipated that payments of any earned Performance Units will be made 50% in cash and 50% in shares of Common Stock issued under the Company's stock incentive plans; however, the Compensation Committee has authority to reduce the portion of earned Performance Units payable in Common Stock. Payment of a portion of any earned Performance Units in stock is intended to unite the interests of executives with those of shareholders by placing a significant portion of the executives' compensation at risk, as experienced by the shareholders.

    While there is no maximum amount payable with respect to the Performance Units that may be earned by an individual, there is no assurance that any such Units will be earned, since the specified pretax earnings or shareholder value performance thresholds must be achieved in order for there to be any payments.

Compensation of the Chief Executive Officer

    Mr. Bolduc's 1993 compensation was determined in accordance with the philosophy and program components discussed above. This determination consisted of (1) a subjective assessment of Mr. Bolduc's effectiveness in leading the Company and strategically positioning it to successfully compete globally in the 21st Century, and (2) his achievements to date with respect to the Company's financial performance and restructuring and the Company's performance relative to the specific targets discussed above.

    Mr. Bolduc's annual incentive compensation award for 1993 was $986,000. This amount exceeded his 1992 award by $375,000, or 61.4%, and was made from the pool generated by the Company's 1993 pretax income performance (which, as noted above, exceeded the target by 2%, or $7.5 million, and 1992 pretax income by 14.4%, or $47.7 million). Mr. Bolduc's award was not determined in accordance with a precise formula. Rather, the Compensation Committee considered Mr. Bolduc's leadership in directing the significant accomplishments achieved under the Company's strategic plan and continued growth in earnings. These accomplishments include the divestment of over $500 million of noncore businesses; the resulting realignment of capital to core businesses (including acquisitions amounting to over $350 million in 1993); a reduction of $100 million in debt, resulting in a reduction of the Company's debt-to-capital ratio to 52.9% at year-end 1993 as compared to 54.4% at year-end 1992 and a related reduction in interest expense; the implementation of global task forces, resulting in 75 major initiatives expected to yield substantial reductions in production and general and administrative expenses, all as reported in the Company's 1993 Annual Report to Shareholders. The effects of these accomplishments were reflected in the increase of 13.3% in operating earnings per share for 1993 as compared to 1992.

    Under the long-term incentive component of the executive compensation program, Mr. Bolduc was granted 25,000 Performance Units with respect to the 1993-1995 Performance Period, and a stock option covering 100,000 shares of the Company's Common Stock. The size of these grants was determined by the Compensation Committee on the basis of the following factors (as well as those considered in determining Mr. Bolduc's annual incentive compensation award): (1) the Company's defined strategic goals; (2) the anticipated degree of difficulty in achieving those goals; (3) the potential shareholder value to be derived from achieving them; and (4) the future positioning of the Company for competitive global advantage.

    Mr. Bolduc has an employment agreement with the Company, the terms of which are summarized elsewhere in this Proxy Statement.

                                          COMPENSATION, EMPLOYEE BENEFITS AND
                                          STOCK INCENTIVE COMMITTEE

                                              Eben W. Pyne, CHAIRMAN
                                             Harold A. Eckmann
                                             Peter S. Lynch
                                             Robert C. Macauley
                                             Roger Milliken
                                             John A. Puelicher

RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

        The Company and its subsidiaries have engaged in the following transactions with directors and executive officers of the Company and/or businesses with which they are associated. Information regarding consulting arrangements with certain directors appears above under "Executive Compensation--Directors' Compensation and Consulting Arrangements".

    COMMERCIAL TRANSACTIONS. During 1992, the Company purchased approximately $230,000 of products from, and made sales of approximately $50,000 to, Milliken & Company (of which Mr. Milliken is chief executive officer).

    LOANS TO OFFICERS. In 1987 and 1989, a subsidiary of the Company made interest-free loans of $400,000 and $1 million, respectively, to Messrs. Bolduc and Wright in connection with their previous relocations to the New York City area. The loans are payable in 1997 and 1999, respectively (or earlier under certain circumstances).

    LEGAL PROCEEDINGS; INSURANCE. In 1990, Dr. Hampers consented to the entry of a misdemeanor finding and to the payment of a fine for his importation of skins of endangered species in violation of federal law.

    The Company maintains director and officer liability insurance covering directors and officers of the Company and its subsidiaries. Such insurance is currently provided by Corporate Officers' and Directors' Assurance Ltd., X.L. Insurance Company Ltd., Gulf Insurance Company and A.C.E. Insurance Company Ltd. under contracts dated November 4, 1993. The annual premiums for such insurance total approximately $1.2 million.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

MANAGEMENT SECURITY OWNERSHIP

    The following tables set forth the Common and Preferred Stocks of the Company beneficially owned at February 1, 1994 by each director and nominee, by each of the executive officers named in the Summary Compensation Table set forth under "Election of Directors--Executive Compensation" above (other than Mr. Wright, who was not an executive officer at February 1, 1994), and by directors and executive officers as a group. The tables include shares owned by (1) those persons and their spouses, minor children and certain relatives, (2) trusts and custodianships for their benefit and (3) trusts and other entities as to which the persons have the power to direct the voting or investment of securities (including shares as to which the persons disclaim beneficial ownership). The Common Stock table includes shares in accounts under the Company's Salaried Employees Savings and Investment Plan and shares covered by currently exercisable stock options; it does not reflect shares covered by unexercisable stock options (see "Election of Directors-- Executive Compensation--Stock Options" above). The bracketed figures in the tables indicate the percentage of the class represented by the shares shown (if over 1%), based on the shares outstanding at March 21, 1994. The Common and Preferred Stocks owned by directors and executive officers as a group (excluding option shares) represent approximately 6.6% of the voting power of all the Company's stock outstanding at March 21, 1994.

                                  COMMON STOCK

                                     AMOUNT/NATURE
                                      OF OWNERSHIP
                                     --------------
J. P. Bolduc.......................        277,718
                                           265,000   (O)
G. C. Dacey........................            200
E. W. Duffy........................          1,400
H. A. Eckmann......................          1,833
C. H. Erhart, Jr...................         98,716
                                             3,100   (T,S)
J. W. Frick........................          3,872
J. P. Grace........................        491,326
                                           187,307   (T,S)
                                           626,668   (O)
R. H. Grierson.....................          5,400
C. L. Hampers......................          8,600
                                            50,000   (T)
                                           150,000   (O)
T. A. Holmes.......................          2,500
G. J. Humphrey.....................            100
G. P. Jenkins......................            200
V. A. Kamsky.......................          1,000
D. H. Kohnken......................         37,532
                                           165,500   (O)
P. S. Lynch........................          5,500
R. C. Macauley.....................          1,000

                                     AMOUNT/NATURE
                                      OF OWNERSHIP
                                     --------------
R. Milliken........................            200
                                             1,072   (T)
                                             9,467   (T,S)
J. E. Phipps.......................          1,000
                                            10,000   (T)
J. A. Puelicher....................          2,000
                                             6,570   (T)
E. W. Pyne.........................          1,840
                                             1,000   (T)
                                            18,000   (T,S)
D. W. Robbins, Jr..................         41,039   (T)
                                           135,000   (O)
B. J. Smith........................         37,260
                                           115,000   (O)
E. J. Sullivan.....................          1,600
G. S. Vance........................            400
W. Wood Prince.....................          1,000
                                            37,996   (T,S)
D. L. Yunich.......................          1,000
Various directors, executive
 officers and others, as Trustees..         18,730   (T,S)
Directors and executive officers as
 a group...........................      1,120,501   [1.2%]
                                           109,681   (T)
                                           255,870   (T,S)
                                         1,913,468   (O)

                                            (FOOTNOTES APPEAR ON FOLLOWING PAGE)

                                PREFERRED STOCKS

                                                                       AMOUNT/NATURE OF OWNERSHIP
                                                    ----------------------------------------------------------------
                                                                                                 CLASS A
                                                             6% PREFERRED                       PREFERRED
                                                    -------------------------------  -------------------------------
C. H. Erhart, Jr..................................         42
J. P. Grace.......................................        427  (T,S)      [1.2%]           531  (T,S)      [3.2%]
E. W. Pyne........................................         38  (T,S)
Various directors, executive officers and others,
 as Trustees......................................     21,637  (T,S)      [59.3%]          725  (T,S)      [4.4%]
Various directors, executive officers and others,
 as members of the Retirement Board of the W. R.
 Grace & Co. Retirement Plan for Salaried
 Employees........................................      9,648  (T,S)      [26.5%]
Directors and executive officers as a group.......         42                            1,256  (T,S)      [7.7%]
                                                       31,750  (T,S)      [87.0%]

                                                                  CLASS B
                                                                 PREFERRED
                                                     ---------------------------------
C. H. Erhart, Jr..................................
J. P. Grace.......................................          542   (T,S)      [2.5%]
E. W. Pyne........................................
Various directors, executive officers and others,
 as Trustees......................................          985   (T,S)      [4.6%]
Various directors, executive officers and others,
 as members of the Retirement Board of the W. R.
 Grace & Co. Retirement Plan for Salaried
 Employees........................................          959   (T,S)      [4.4%]
Directors and executive officers as a group.......        2,506   (T,S)      [11.6%]

- ------------

(O) Shares covered by stock options exercisable on or within 60 days after February 1, 1994.

(T) Shares owned by trusts and other entities as to which the person has the power to direct voting and/or investment.

(S) Shares as to which the person shares voting and/or investment power with others.

    The above tables do not include shares held by Fidelity Management & Research Company and its affiliated mutual funds (see "Other Security Ownership" below). Mr. Lynch is vice chairman of Fidelity Management & Research Company and a trustee of the Fidelity Group of Mutual Funds. However, he disclaims beneficial ownership of such shares and has advised the Company that he does not participate in and is not responsible for investment and voting decisions with respect to such shares. Further, Mr. Lynch has advised the Company that he has served and will continue to serve as a director in his individual capacity and not as a representative or deputy of Fidelity Management & Research Company or any related entity.

OTHER SECURITY OWNERSHIP

    The Company has been advised that at December 31, 1993, College Retirement Equities Fund (730 Third Avenue, New York, New York 10017-3206) held 7,870,300 shares of Common Stock, or 8.4% of the Common Stock outstanding on March 21, 1994; Delaware Management Company, Inc. (1818 Market Street, Philadelphia, Pennsylvania 19103) and affiliated mutual funds held 8,088,345 shares of Common Stock, or 8.6% of the Common Stock outstanding on March 21, 1994; and FMR Corp. (82 Devonshire Street, Boston, Massachusetts 02108) and affiliated mutual funds held 10,098,496 shares of Common Stock, or 10.8% of the Common Stock outstanding on March 21, 1994. In addition, at March 21, 1994, Namanco & Co. (P.O. Box 426 Exchange Place Station, 69 Montgomery Street, Jersey City, New Jersey 07303) was the record owner of 2,722 shares of Class A Preferred Stock, or 16.6% of the Class A Preferred Stock outstanding, and 4,951 shares of Class B Preferred Stock, or 22.9% of the Class B Preferred Stock outstanding.

OWNERSHIP AND TRANSACTIONS REPORTS

    Under Section 16 of the Securities Exchange Act of 1934, the Company's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their ownership of and transactions in Common Stock; such persons are also required to furnish the Company with copies of such reports. Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 1993.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

    On the recommendation of the Audit Committee, the Board of Directors has selected the firm of Price Waterhouse to be the independent accountants of the Company and its consolidated subsidiaries for 1994. Although the submission of this matter for shareholder ratification at the Annual Meeting is not required by law or the Company's By-laws, the Board is nevertheless doing so to determine the shareholders' views. If the selection is not ratified, the Board will reconsider its selection of independent accountants.

    Price Waterhouse has acted as independent accountants of the Company and its consolidated subsidiaries since 1906. Its fees and expenses for the 1993 audit are expected to be approximately $2.8 million. In addition, Price Waterhouse performed special audits and reviews in connection with certain acquisitions and divestments, consulted with the Company on various matters and performed other services for the Company in 1993 (including audits of the financial statements of certain employee benefit plans and certain units of the Company) for fees and expenses totaling approximately $3.8 million. A representative of Price Waterhouse will attend the Annual Meeting, will be available to answer questions and will have an opportunity to make a statement if he wishes to do so. Members of the Audit Committee are also expected to attend.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE.

                     APPROVAL OF 1994 STOCK INCENTIVE PLAN

    For many years, the Company has had plans providing for the grant of options and other forms of Common Stock incentives to incentivize key employees and consultants to put forth their maximum efforts on the Company's behalf. In the opinion of the Compensation Committee and the Board of Directors, these plans help to unite the interests of key employees and consultants with those of the shareholders and have been of substantial value in attracting, motivating and retaining the most highly qualified employees and consultants, who can contribute significantly to the Company's growth and profitability.

    On the recommendation of the Compensation Committee, the Board has approved and is recommending that the shareholders approve the 1994 Stock Incentive Plan ("Stock Incentive Plan"), to enable the Company to remain competitive in the recruitment, motivation and retention of executives and other key persons. The text of the Stock Incentive Plan is attached as Exhibit A to this Proxy Statement; the following summary of the Stock Incentive Plan is qualified in its entirety by reference to such text.

    Under the Stock Incentive Plan, stock incentives may be granted to key employees and consultants, including directors who are employees or consultants; as used below, "employees" includes consultants and "employment" includes the rendering of services as a consultant. Stock incentives under the Stock Incentive Plan can be granted in the form of stock options, stock awards or a combination of the two. Such incentives will be granted on such terms and
conditions,  and  for   such  consideration,  as   the  Compensation   Committee
determines. See "Election of Directors--Executive Compensation" above for information concerning stock incentives granted to certain executive officers.

STOCK OPTIONS

    The Stock Incentive Plan permits the Company to grant options to key employees to purchase Common Stock at an exercise price equal to not less than 100% of the fair market value of the Common Stock on the date the option is granted. The maximum term of an option is ten years and one month from the date of grant. The exercise price is payable in cash, by surrendering previously acquired Common Stock with a fair market value equal to the exercise price, or a combination of the two. Each option is exercisable at such time or times as the option may specify, as determined by the Compensation Committee. In general, an option terminates three months after the optionee ceases to be an employee, except that it terminates (1) immediately, if the employee resigns without the consent of the Compensation Committee or if his employment is terminated for cause and (2) three years after death, incapacity or retirement.

    The Stock Incentive Plan authorizes the grant of "incentive stock options" (which are accorded special tax treatment under Section 422A of the Internal Revenue Code, as discussed below), as well as options that do not qualify as incentive stock options ("nonstatutory stock options"). Incentive stock options may not be granted to consultants.

    The Stock Incentive Plan authorizes the Company to cancel an option to the extent it is exercisable and either (1) pay the holder of the option cash equal to the excess of the fair market value of the shares covered by the option over their exercise price on the date of exercise, (2) transfer to the holder Common Stock with a fair market value equal to such excess, or (3) pay such excess partly in cash and partly in Common Stock; this right to cancel an option is referred to as a "stock appreciation right" or "SAR". Although the Stock Incentive Plan permits the granting of SARs, no SARs have been granted since 1990, and the Compensation Committee does not expect to grant any SARs in the future.

    Under the Stock Incentive Plan, an outstanding option may be amended by the Compensation Committee, provided that the holder of the option agrees to any amendment that would adversely affect the option and that the option as so amended is consistent with the Stock Incentive Plan. It will not be possible to amend an outstanding option granted under the Stock Incentive Plan to reduce the exercise price. The Stock Incentive Plan does not preclude the surrender of an outstanding option and the grant of a new option with a lower exercise price, so long as the exercise price of the new option is not less than 100% of the fair market value of the Common Stock on the date of grant; however, the Company has never implemented any such surrenders, and the Compensation Committee has no intention of doing so in the future.

STOCK AWARDS

    The Stock Incentive Plan permits the Company to grant stock awards to key employees. A stock award is an issuance of shares of Common Stock or an undertaking to issue such shares in the future. Shares subject to a stock award are valued at not less than 100% of their fair market value on the date the award is granted, whether or not they are subject to restrictions.

    If the shares subject to a stock award are not issued at the time of grant, payments may be made, in cash or in shares of Common Stock, of amounts not exceeding the dividends that would have been paid if the shares awarded had been issued at the time of grant.

    It is intended that stock awards would be (1) made contingent upon the attainment of one or more specified performance objectives and/or (2) subject to restrictions on the sale or other disposition of the stock award for a period of three or more years. However, stock awards covering up to 3% of the shares issuable under the Stock Incentive Plan may be granted without regard to the limitations in clause (1) or clause (2) of the preceding sentence.

    The foregoing outlines certain features of stock awards required or permitted under the Stock Incentive Plan; however, stock awards may contain other permitted terms.

    At the present time, the Company does not have a restricted share award or similar program. However, it is anticipated that 50% of any payments earned under the LTIP will be paid in shares of Common Stock issued under the Stock Incentive Plan or another stock incentive plan of the Company (see "Election of Directors--Executive Compensation--LTIP" for additional information).

LIMITATIONS

    Up to 3,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) may be issued pursuant to stock incentives under the Stock Incentive Plan; this represents 3.2% of the Common Stock outstanding as of March 21, 1994. Shares not issued pursuant to stock incentives because of their termination or for other reasons, and shares issued pursuant to stock incentives and subsequently reacquired by the Company, will again be available for grants under the Stock Incentive Plan.

    In addition, (1) no more than 10% of the total number of shares issuable under the Stock Incentive Plan may be subject to options granted to any one person; (2) no more than 15% of such shares may be subject to stock incentives granted to any one person; and (3) no more than 3% in the aggregate of such shares may be subject to stock incentives granted to all persons who are consultants to the Company and/or one or more subsidiaries at the time the relevant stock incentive is granted. In addition, the Stock Incentive Plan imposes certain limitations upon the grant of "incentive stock options".

TAX TREATMENT OF STOCK INCENTIVES

    Under the present provisions of the Internal Revenue Code ("Code") and regulations thereunder, the federal income tax treatment of stock incentives under the Stock Incentive Plan is as follows:

    OPTIONS. An employee has no taxable income upon the grant of an option. The tax consequences of exercising an option will depend upon whether the option is
(1) an "incentive stock option" or "ISO" or (2) a nonstatutory stock option or "NSO".

    An employee will generally have no taxable income upon the exercise of an ISO if he remains employed by the Company or a subsidiary at all times (except in the case of death) from the date of grant until three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). If the Common Stock acquired pursuant to the exercise of an ISO is not disposed of until after two years following the date of grant and one year following the date the Common Stock is issued to him, he will have no taxable income until he sells the Common Stock and then will realize long-term capital gain or loss equal to the difference between the sales price and the exercise price. Under these circumstances, the Company would generally not receive a tax deduction at the time of either exercise or sale.

    Unlike an ISO, the exercise of an NSO results in taxable income. Except as described below, upon exercise of an NSO or an SAR (whether for cash or Common Stock) an employee will have taxable compensation equal to the excess of the market price on the date of exercise over the exercise price.

    STOCK AWARDS. Except as described below, an employee realizes no taxable income by reason of the grant of a stock award until the date on which shares are issued to him (or, if such shares are subject to a substantial risk of forfeiture, the date on which such shares are vested); he is then deemed to receive taxable compensation equal to the excess of the fair market value of the shares on such date over their purchase price, if any. If an employee makes an election under Section 83(b) of the Code when he is issued restricted shares under a stock award, he will have taxable compensation equal to such excess on the date of issuance.

    OTHER TAX CONSIDERATIONS. An employee's tax basis for the Common Stock received upon the exercise of an option or issued under a stock award will be the price paid therefor, if any, plus the amount of related taxable compensation. If Common Stock acquired through the exercise of an NSO or SAR or issued under a stock award is sold, the employee will realize a capital gain (or loss) equal to the amount by which the proceeds of the sale exceed (or are less than) his basis for such Common Stock.

    Subject to federal tax legislation, enacted in 1993, that may limit the Company's ability to deduct compensation in excess of $1 million per year paid to the executive officers named in the Summary Compensation Table, in instances where an employee has taxable compensation, the Company or a subsidiary will generally be entitled to a tax deduction in the amount of such compensation.

ACCOUNTING TREATMENT OF STOCK INCENTIVES

    No expense is incurred when an option not containing an SAR is granted or exercised, so long as the exercise price equals the fair market value of the Common Stock on the date of grant. The Company's tax deduction described above in the case of NSOs is reported as an adjustment to shareholders' equity. With respect to an option containing an SAR, compensation expense is incurred when the fair market value of the Common Stock exceeds the exercise price; this expense is reported over the term of the option and is periodically adjusted to reflect changes in such value.

    Stock awards result in compensation expense based on the fair market value of the shares covered by the awards, the timing and recording of which depend on the terms of the individual award.

    The Financial Accounting Standards Board is considering proposals to revise the accounting treatment of stock compensation plans.

GENERAL

    It is contemplated that authorized but unissued shares of Common Stock will be used under the Stock Incentive Plan, but shares held by the Company may also be used for purposes of the Stock Incentive Plan.

    As indicated above, the Stock Incentive Plan will be administered by the Compensation Committee.

    It is not possible to state which key employees will be granted stock incentives under the Stock Incentive Plan or the value or number of shares subject to any particular stock incentive, since these matters will be determined by the Compensation Committee in the future based on an individual's ability to contribute to the Company's profitability, growth and success. However, subject to such considerations, the Company would expect to continue granting incentives to key employees in executive, operating, administrative, professional and technical positions on a basis generally comparable to prior grants. As of March 21, 1994, there were 9 executive officers, 28 other officers and 663 other current and former employees holding options and/or shares under such plans and approximately 6.5 million shares available for grants thereunder. Information concerning stock incentives held by the Company's executive officers is set forth under "Election of Directors--Executive Compensation" and "Security Ownership of Management and Others-- Management Security Ownership".

    The Stock Incentive Plan permits certain variations from the terms described above in the case of grants of stock incentives to foreign employees and in the case of the assumption of, or the grant of options in substitution for, options held by employees of acquired companies. The Stock Incentive Plan may be amended or terminated by the Board of Directors upon the recommendation of the Compensation Committee without shareholder approval, except as specified in
Section 13 of the Stock Incentive Plan.

    No preemptive rights are applicable to the shares covered by the Stock Incentive Plan. The cash proceeds to be received by the Company in connection with stock incentives granted under the Stock Incentive Plan are expected to be used for general corporate purposes.

    The Stock Incentive Plan is being submitted for shareholder approval in accordance with the laws of the State of New York (in which the Company is incorporated) and to comply with rules of the Securities and Exchange Commission and the New York Stock Exchange. The Stock Incentive Plan will not become effective unless and until it is approved by the shareholders (see "Other Matters--Votes Required" below). If the Stock Incentive Plan is not approved by the shareholders, the Company will reconsider the alternatives available with respect to stock incentives and other forms of long-term, performance-based compensation.
                               ------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN.

         APPROVAL OF 1994 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS

    As discussed above under "Election of Directors--Executive Compensation--Directors' Compensation and Consulting Arrangements", the Company plans to implement a new compensation program for nonemployee directors, to be effective July 1, 1994. Among other things, this new program contemplates that each nonemployee director will receive an annual retainer of $24,000, payable in shares of the Company's Common Stock. The payment of an annual retainer to nonemployee directors in shares of Common Stock is expected to further unite the interests of the Board of Directors with those of the Company's shareholders and to be of substantial value in attracting, motivating and retaining the most highly qualified nonemployee directors.

    Accordingly, the Board has approved and is recommending that the shareholders approve the 1994 Stock Retainer Plan for Nonemployee Directors ("Retainer Plan") for this purpose. The text of the Retainer Plan is attached as Exhibit B to this Proxy Statement; the following summary of the Retainer Plan is qualified in its entirety by reference to such text.

    The Retainer Plan provides that, beginning on July 1, 1994, and on each subsequent July 1 through July 1, 1999, each person serving as a nonemployee director will be paid a retainer consisting of a whole number of shares of Common Stock equal to the quotient obtained by dividing (1) $24,000 ("Retainer Amount") by (2) the fair market value of the Common Stock on such July 1; any fractional share resulting from such calculation will be rounded upwards to the next whole share. The Retainer Amount will be proportionately decreased with respect to a person whose service as a nonemployee director commenced subsequent to January 1 of such calendar year and increased for a person whose service as a nonemployee director commenced subsequent to July 1 of the prior calendar year. No shares will be issued in a calendar year to a nonemployee director who, prior to July 1 of such calendar year, is removed from the Board for cause (as provided in the Company's Certificate of Incorporation) or voluntarily terminates service prior to retirement under the directors' retirement plan (see "Election of Directors--Executive Compensation-- Directors' Compensation and Consulting Arrangements"). However, once shares are issued to a nonemployee director under the Retainer Plan, they are not forfeited upon the director's termination of service, regardless of the reason for such termination.

    As defined in the Retainer Plan, a nonemployee director is an individual not employed by the Company or any subsidiary.

LIMITATIONS

    Up to 66,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) may be issued pursuant to the Retainer Plan. This number of shares is expected to be sufficient to pay retainers to nonemployee directors through July 1, 1999; the Retainer Plan does not provide for the payment of retainers with respect to any period after July 1, 1999.

TAX TREATMENT OF RETAINERS

    Under the present provisions of the Code, a nonemployee director will realize taxable compensation equal to the fair market value of the shares delivered in payment of his annual retainer. Such nonemployee director's tax basis for such shares will be the amount of such taxable compensation. If such shares are subsequently sold, the nonemployee director will realize a capital gain (or loss) equal to the amount by which the proceeds of the sale exceed (or are less than) his basis for such Common Stock.

    The Company will generally be entitled to a tax deduction in the amount of the taxable compensation realized by the nonemployee director.

ACCOUNTING TREATMENT OF RETAINERS

    The issuance of shares in payment of annual retainers will result in compensation expense based on the fair market value of such shares.

GENERAL

    It is contemplated that authorized but unissued shares of Common Stock will be used under the Retainer Plan, but shares held by the Company may also be used for purposes of the Retainer Plan.

    The Retainer Plan may be amended or terminated by the Board of Directors upon the recommendation of the Compensation Committee without shareholder approval, except as specified in Section 9 of the Retainer Plan (which effectively prohibits the amendment of the Retainer Plan more than once every six months in a manner that would affect the formula by which shares of Common Stock are issued to nonemployee directors thereunder).

    The Retainer Plan is being submitted for shareholder approval in accordance with the laws of the State of New York and to comply with rules of the Securities and Exchange Commission and the New York Stock Exchange. The Retainer Plan will not become effective unless and until it is approved by the shareholders (see "Other Matters--Votes Required" below). If the Retainer Plan is not approved by the shareholders, the Company will reconsider the
alternatives  available  with  respect   to  the  compensation  of   nonemployee
directors.
                               ------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RETAINER PLAN.

                    APPROVAL OF LONG-TERM INCENTIVE PROGRAM

    As described above (see "Election of Directors--Executive Compensation--LTIP"), the LTIP provides for the grant to executive officers and other senior managers of contingent "Performance Units" under which awards may be earned based on (1) the achievement of pretax earnings targets by the manager's product line (or, in the case of corporate managers, the Company), and/or (2) shareholder value performance (measured by appreciation in the price of the Common Stock and dividends paid) as compared to that of the companies in the Standard & Poor's Industrials, during a three-year "Performance Period". It is anticipated that a new three-year Performance Period will commence each year and that contingent Performance Units will be granted for each such Performance Period. Performance Units granted to employees of product lines are weighted 67% on the pretax earnings performance of their product lines, and 33% on shareholder value performance, during the Performance Period; Performance Units granted to corporate employees are weighted 50% on the basis of the Company's pretax earnings performance and 50% on the basis of shareholder value performance during the Performance Period. In addition, the number of Performance Units earned under the LTIP may be increased or decreased by up to 20%, at the discretion of the Compensation Committee, based on individual performance, which could include, among other things, an individual's performance with respect to strategic matters (such as research and development, acquisitions, business alliances and the like), as well as environmental and social matters.

    Amounts, if any, payable with respect to Performance Units that are earned will be paid following the end of each three-year Performance Period. In keeping with the Company's compensation philosophy of uniting executive interests with those of the shareholders, it is currently anticipated that any such payments will be made 50% in cash and 50% in shares of Common Stock issued under the Company's stock incentive plans, including the 1994 Stock Incentive Plan described above under "Approval of 1994 Stock Incentive Plan"; however, the Compensation Committee has authority to reduce the portion of earned Performance Units payable in Common Stock.

    Performance Units will be forfeited in the case of (1) voluntary resignation prior to age 55 or voluntary retirement prior to age 62, in either case without the consent of the Compensation Committee, during the Performance Period and (2) termination for cause. In all other cases of termination of employment during the Performance Period, a participant will receive a pro rata number of the Performance Units earned; similarly, Performance Units will be granted on a pro rata basis to any person who begins participating in the LTIP after the beginning of a Performance Period.

    Payments of earned Performance Units will not be included as compensation for purposes of the Company's basic and supplemental retirement plans or other employee benefit plans.

    Employees to whom Performance Units are granted also receive grants of stock options based on the number of Performance Units granted (see "Election of Directors--Executive Compensation--Stock Options" above).

CALCULATION OF PERFORMANCE UNITS EARNED

    As noted above, Performance Units may be earned to the extent that, during the Performance Period, (1) the manager's product line (or, in the case of corporate managers, the Company) achieves a pretax earnings target specified by or under the authority of the Compensation Committee ("Earnings Target"), and/or
(2) the Company's shareholder value performance (measured by appreciation in the price of the Common Stock and dividends paid) reaches a specified level as compared to that of the companies in the Standard & Poor's Industrials ("Shareholder Value Performance"). The following is a summary of the manner in which Performance Units may be earned with respect to Earnings Targets and Shareholder Value Performance.

    EARNINGS TARGET. If the product line (or the Company) does not achieve at least 90% of the Earnings Target, the portion of each Performance Unit relating to the Earnings Target ("Earnings Component") will not be earned, and the participant will receive no payment with respect thereto; as indicated above, the Earnings Component amounts to 67% of each Performance Unit for product line employees and 50% for corporate employees. If the product line (or the Company) achieves 90% of the Earnings Target, the participant will earn 33% of the Earnings Component. For each one-tenth of a percentage point of the Earnings Target achieved above the 90% level, the participant will earn an additional 0.67% of the Earnings

Component, up to 100% of the Earnings Component if 100% of the Earnings Target is achieved. Further, the participant will earn an additional 1.2% of the Earnings Component for each one-tenth of a percentage point achieved by his product line (or the Company) above 100% of the Earnings Target.

    SHAREHOLDER VALUE PERFORMANCE. As discussed above, the portion of each Performance Unit relating to the Company's Shareholder Value Performance ("Shareholder Value Component") amounts to 33% for product line employees and 50% for corporate employees. If the Company's Shareholder Value Performance during the Performance Period ranks below the 50th percentile of all companies comprising the Standard & Poor's Industrials at both the beginning and the end of the Performance Period, the Shareholder Value Component will not be earned, and the participant will receive no payment with respect thereto. If the Company's Shareholder Value Performance ranks at the 50th percentile of such companies at the end of the Performance Period, the participant will earn 33% of the Shareholder Value Component. For each one-tenth of a percentile by which the Company's Shareholder Value Performance at the end of the Performance Period ranks above the 50th percentile level, the participant will earn an additional 0.44% of the Shareholder Value Component, up to 100% of the Shareholder Value Component if the Company's Shareholder Value Performance at the end of the Performance Period ranks at the 65th percentile of such companies. Further, the participant will earn an additional 1.2% of the Shareholder Value Component for each one-tenth of a percentile above such 65th percentile.

    ADJUSTMENTS. The LTIP is intended to relate to the Company's ongoing businesses; consequently, Performance Units are expected to be earned based on the Company's core businesses, as constituted at the beginning of the Performance Period. However, adjustments of Earnings Targets may be made by or under the authority of the Compensation Committee in the case of certain divestments of business units, transfers of business units from one product line to another, and gains or losses resulting from unbudgeted extraordinary events. In addition, the Compensation Committee may make certain adjustments to Performance Units (including reducing the length of a Performance Period) in the event of a change in control of the Company. For purposes of the LTIP, a change in control of the Company would occur upon the acquisition of 20% or more of the Company's Common Stock or the failure of Company-nominated directors to constitute a majority of any class of the Board of Directors.

TAX TREATMENT OF PERFORMANCE UNITS

    Under the present provisions of the Code, a participant who receives payment with respect to earned Performance Units will realize taxable compensation equal to the amount of such payment. To the extent that such payment is made in shares of Common Stock as described above, the recipient's taxable compensation will equal the fair market value of the shares so delivered, and the participant's tax basis for such shares will be the amount of such taxable compensation. If such shares are subsequently sold, the participant will realize a capital gain (or loss) equal to the amount by which the proceeds of the sale exceed (or are less than) his basis for such shares.

    Subject to federal tax legislation, enacted in 1993, that may limit the Company's ability to deduct compensation in excess of $1 million per year paid to the executive officers named in the Summary Compensation Table, the Company will generally be entitled to a tax deduction in the amount of the taxable compensation realized by a participant in the LTIP.

ACCOUNTING TREATMENT OF PERFORMANCE UNITS

    The payment of Performance Units will result in compensation expense; to the extent such payment is made in shares of Common Stock, the amount of such expense will equal the fair market value of the shares so delivered.

GENERAL

    The LTIP will be administered by the Compensation Committee, which will be responsible for approving (1) the performance measurements and objectives for each Performance Unit (E.G., the Earnings Target applicable to each product line); (2) the terms of future Performance Periods; (3) the persons to whom Performance Units are granted; and (4) the number of Performance Units granted to each such person. In addition, the Compensation Committee will be responsible for determining any adjustments of the components of any Performance Unit, as discussed above under "Calculation of Performance Units Earned -- Adjustments". The Compensation Committee has determined that certain information concerning the Company's strategic objectives (including Earnings Targets) and the calculation of awards under the LTIP constitutes confidential business information, the disclosure of which in this Proxy Statement would have an adverse effect on the Company.

    It is not possible to state which employees will be granted Performance Units under the LTIP, the terms of such Performance Units or the amounts that may be earned pursuant thereto, since these matters will be determined by the Compensation Committee in the future based on an individual's ability to contribute to the Company's growth and profitability. However, subject to such considerations, the Company would expect to continue granting contingent Performance Units to high-level managers in executive, operating, administrative, professional and technical positions on a basis generally comparable to prior grants. At March 21, 1994, a total of 397,800 Performance Units relating to the 1993-1995 Performance Period were held by 9 executive officers, 26 other officers, and 199 other current and former employees worldwide.

    The LTIP is being submitted for shareholder approval in connection with federal tax legislation, enacted in 1993, limiting the Company's ability to deduct compensation in excess of $1 million per year paid to the executive officers named in the Summary Compensation Table; such limitation may not apply to certain performance-based compensation arrangements (such as the LTIP) approved by shareholders. If the LTIP is not approved by the shareholders (see "Other Matters--Votes Required" below), the Company will reconsider the alternatives available with respect to long-term, performance-based compensation.

                               ------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LTIP.

                             SHAREHOLDER PROPOSALS

    The National Benevolent Association of the Christian Church (Disciples of Christ) (222 S. Downey Avenue, P.O. Box 1986, Indianapolis, Indiana 46206) and The Sinsinawa Dominicans (561 Village Green Drive, #275, Mobile, Alabama 36609-1403), who state that they respectively own 4,000 shares and 200 shares of Common Stock, have informed the Company that they will cause the following resolution to be presented at the Annual Meeting. In addition, The Sisters of the Humility of Mary (105 Webster Avenue, Morgantown, West Virginia 26505), who state that they own 45 shares of Common Stock (but who are ineligible to submit a shareholder proposal under the rules of the Securities and Exchange Commission) have indicated that they support such proposal.

    "WHEREAS WE BELIEVE:

      "The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

      "Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;

      "Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.

    "AND WHEREAS:

      "The Coalition for Environmentally Responsible Economies (CERES) -- which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts -- consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles -- including Sun Company, a Fortune-500 company -- to demonstrate their commitment to public environmental accountability.

      "In endorsing the CERES Principles, a company commits to work toward:

1. Protection of the  4. Energy              7. Environmental
   biosphere          conservation           restoration
2. Sustainable use    5. Risk reduction      8. Informing the public
of                    6. Safe products and   9. Management commitment
   natural resources  services               10. Audits and reports
3. Waste reduction &
   disposal

      "The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel: 617/451-0927.

      "Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor, and community coalition to develop
    (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a format for public reporting of this progress.

      "We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

   "RESOLVED:    Shareholders  request  the  Company  to  endorse  the CERES
   Principles  as  a   commitment  to  be   publicly  accountable  for   its
   environmental impact."

      These shareholders give the following reasons in support of this resolution:

      "We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.

      "We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution, to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact."

    THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THIS PROPOSAL.

    The Board of Directors believes that adoption of the CERES principles would result in unnecessary costs and administrative burdens, as well as duplication of existing government and industry initiatives, without increasing the Company's commitment to environmental protection or enhancing shareholder value. Additionally, the CERES principles contain requirements that the Board believes are not applicable to or appropriate for the Company.

    Several years ago, the Company's chemical operations adopted the Chemical Manufacturers Association "Responsible Care" principles -- a comprehensive program that has, as its primary goal, improvements in the areas of health, safety and environmental quality. In 1993, the principles and codes of this program were extended to Company product lines worldwide under the name "Commitment to Care." The Commitment to Care program will be implemented over the next three years, culminating in a fully operational program that will include internal reporting and auditing by Grace's Environmental, Health and Safety audit department. The Board believes that the Commitment to Care program is superior to the CERES principles, particularly because it is tailored to the Company's operations.

    Despite its policies, programs and procedures, the Company -- like other companies of its size and complexity, as well as companies engaged in the chemical business for many years -- is and has been the subject of various environmental proceedings and claims relating to its activities in the past. However, the Board believes that the Company's adoption and implementation of the Commitment to Care program and other environmental initiatives evidence its resolve to operate in an environmentally responsible manner. Specifically, the Board believes the Commitment to Care program fully and appropriately addresses the statement of purpose of the CERES principles: "to encourage voluntary corporate commitment to environmental programs."

    Moreover, while the Board supports the spirit of the CERES principles, it is seriously concerned that the principles are not suitable for the Company (I.E., in many instances, the principles focus on matters of concern to other industries, such as the petroleum industry, or do not reflect the specialized nature of the Company's current operations) and are subject to continuously changing interpretations and standards (as evidenced by the revision of the principles in 1992 and by recently negotiated individual agreements customized to address the concerns of companies that have agreed to endorse the CERES principles). Negotiating such changes would result in significant expenditures of time and money without yielding results better than those achieved through the Company's existing policies, programs and procedures and its commitment to Responsible Care and Commitment to Care.

                                 --------------

    The Sisters of Providence (Saint Mary-of-the-Woods, Indiana 47876-1089) and Immaculate Heart Missions, Inc. (4651 North 25th Street, Arlington, Virginia 22207), who state that they respectively own 9,000 and 5,200 shares of Common Stock, have informed the Company that they will cause the following resolution to be presented at the Annual Meeting:

"WHEREAS international trade has a significant impact on the environment and on people's ability to meet basic needs;

"WHEREAS the socially-concerned proponents of this resolution have pursued implementation of environmental standards and socially responsible conduct in the maquiladora workplace for more than five years and firmly believe there is a need for strict, enforceable standards of conduct for corporations operating in Canada, Mexico and the United States.

"WHEREAS in past years, over twenty U.S. corporations have been urged to adopt standards of conduct relative to their maquiladora operations in
         Mexico:

         These standards address:

         - Responsible practices for handling hazardous wastes and protecting the environment: Corporations must be guided by the principle that they will follow regulations setting forth high standards of environmental protection and secure the best possible protection of the environment.

         - Health  and safety  practices:  Corporations must  be guided  by  the
         principle   that  they  will  follow  regulations  setting  forth  high standards of occupational safety and health.

         - Fair employment practices and standard of living: Corporations must respect workers' basic rights and human dignity.

         - Community impact: Corporations must recognize social responsibility to communities in which they locate facilities and promote community economic development and improvements in quality of life.

"WHEREAS the  United Nations Declaration of Human Rights states everyone has the right to "just and favorable conditions of work," "protection against unemployment," "equal pay for equal work," "just and favorable remuneration ensuring ... an existence worth of human dignity," and "join trade unions" (Article 23) "rest and leisure, including reasonable limitation of working hours," (Article
         24) "a standard of living adequate for health and well being." (Article
         25)

WHEREAS debate  in the  U.S., Canada  and Mexico  about the  North American Free
        Trade Agreement (NAFTA) exposed major problems with the maquiladora industry. These include severe environmental problems resulting from corporate irresponsibility, major workplace hazards and wages at such low levels as to be inadequate to feed an employee's family. U.S. officials responded by drafting side agreements on labor and the environment. We urge official corporate policy to correct past problems and chart a new course for the future.

"THEREFORE BE IT RESOLVED the shareholders request the Board of Directors to institute as official corporate policy that as our company continues or expands its business in Mexico, it will evaluate the environmental and human rights context in which we operate. The policy should include:

    "1.
      Prepare  a publicly  available plan  explaining how  we will  improve work
      conditions,  health  benefits,   vocational  training   and  salaries   to
      economically and socially responsible levels.

    "2.
      Disclose   policies   to  prevent   environmental  harm,   repair  damaged
      environment where corporate practices may have caused destruction and prevent cross border dumping of toxic wastes.

    "3.
      Publish   plans  and  progress  in  supporting  infrastructure  needs  and community economic development.

    "4.
      Support the establishment of a council, with equal representation from Canada, Mexico and the United States, to monitor progress in raising the standards of labor, health and environment to meet goals for sustainable economic development."

    THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THIS PROPOSAL.

    The Board of Directors believes that it is inappropriate and unnecessary to prepare and publish the plans and take the other actions requested by this proposal. Although the subject matter of the proposal is important, the Board believes that the Company should neither fund studies that do not serve the Company's business objectives nor devote the substantial corporate resources necessary to lead new initiatives relating to the North American Free Trade Agreement and the revision of Mexican labor law. Established legal forums are available for such purposes, and the proposed initiatives are not significantly related to the Company's business or enhancement of shareholder value. The latter concern is particularly appropriate in this case, as the Company has only one "maquiladora" facility, which accounted for less than 0.1% of the Company's total assets and consolidated sales and revenues in each of 1992 and 1993.

    The Board also believes that the proposal is unnecessary, inasmuch as the Company's one Mexican production facility is operated in a manner consistent with the concerns expressed in the proposal. Environmental, health, safety and employment practices and community relations are integral components of the facility's day-to-day operations. In each of these areas, the facility's standards and procedures are similar to comparable U.S. facilities of the Company. For example, the Company provides ongoing training to inform employees of health and safety requirements; monitors air quality to assure that required standards are met or exceeded; provides training in human relations techniques; and continuously reviews and evaluates compensation and benefits programs. The Company is also dedicated to providing a work environment free from discrimination or harassment of any type, and the Human Resources staff participates directly in the protection of employees' rights.

    The environmental, health, safety and employment practices at the Company's "maquiladora" facility meet or exceed the standards provided by applicable laws and regulations. Consequently, the Board believes that the Company should not undertake the preparation and publication of the requested plans or devote the substantial corporate resources necessary to initiate, support and sustain a multilateral council as requested by the proposal.

                                 OTHER MATTERS

OTHER BUSINESS

    The Company does not know of any other business that will be presented for consideration at the Annual Meeting. However, if any other business should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretion to act in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

    The enclosed proxy covers the shares held of record by a shareholder at the close of business on March 21, 1994. In addition, if the shareholder has an account under the Company's dividend reinvestment plan that is registered in an identical manner to shares held of record, the proxy also covers shares in that account.

    The proxy enables a shareholder to vote on the proposals covered by this Proxy Statement. The shares represented by each valid proxy received in a timely manner will be voted in accordance with the choices indicated on the proxy. A proxy may be revoked by written notice to the Company prior to the Annual Meeting, or at the Annual Meeting before it is voted.

    The Company has adopted a policy that all proxies, ballots and other voting materials that identify the votes of specific shareholders are to be kept permanently confidential, except as required by law. The policy provides that access to such materials is limited to the vote tabulators and the independent inspectors of voting, who must certify compliance with such policy.

VOTES REQUIRED

    Under the laws of the State of New York (in which the Company is incorporated), the election of directors requires the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting; the ratification of the selection of independent accountants and approval of the Retainer Plan, the LTIP and the shareholder proposals require the affirmative vote of a majority of the votes cast thereon at the Annual Meeting; and approval of the Stock Incentive Plan requires the affirmative vote of a majority of the voting power of all shares outstanding. In addition, under the rules of the New York Stock Exchange, the Retainer Plan must, in effect, be approved by the affirmative vote of a majority of the voting power of all shares outstanding.

    Under New York law, abstentions and votes withheld, as well as "non-votes", are counted in determining the number of shares represented at the Annual Meeting, but are not voted for the election of directors, or for or against other proposals submitted to the shareholders, and are not deemed "cast" by shareholders. However, abstentions and "non-votes" may have the effect of negative votes for purposes of the approval of the Stock Incentive Plan and the Retainer Plan under Rule 16b-3 of the Securities and Exchange Commission, which Rule accords certain beneficial treatment under Section 16 of the Securities Exchange Act of 1934 to securities issued under such Plans.

SOLICITATION PROCEDURES

    Proxies  will  be solicited  primarily by  mail;  however, employees  of the
Company may also solicit proxies in person or otherwise. In addition, the Company has retained D. F. King & Co., Inc. to solicit proxies by mail, telephone and/or otherwise and will pay such firm a fee estimated at $13,000, plus reasonable expenses, for these services. Certain holders of record (such as brokers, custodians and nominees) are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies. The Company will pay all costs of the proxy solicitation, and will reimburse brokers and other persons for the expenses they incur in sending proxy materials to beneficial owners and compensate them for such services in accordance with the rules of the New York Stock Exchange.

PROPOSALS FOR 1995 ANNUAL MEETING

    Any shareholder wishing to submit a proposal for inclusion in the Proxy Statement for the 1995 Annual Meeting pursuant to the shareholder proposal rules of the Securities and Exchange Commission should submit the proposal in writing to Robert B. Lamm, Secretary, W. R. Grace & Co., One Town Center Road, Boca Raton, Florida 33486-1010. The Company must receive a proposal by December 12, 1994, in order to consider it for inclusion in the 1995 Proxy Statement.

    In addition, the Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director. Any communications relating to those By-law provisions should be directed to Mr. Lamm at the above address.

                                                                       EXHIBIT A

                               W. R. GRACE & CO.

                               ------------------

                           1994 STOCK INCENTIVE PLAN

    1. PURPOSES: The purposes of this Plan are (a) to enable Key Persons to have incentives related to Common Stock, (b) to encourage Key Persons to increase their interest in the growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Key Persons, (c) to further the identity of interests of Key Persons with the interests of the Company's shareholders, and (d) to induce the service or continued service of Key Persons and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of the most highly qualified individuals.

    2. DEFINITIONS: When used in this Plan, the following terms shall have the meanings set forth in this section 2.

    BOARD OF DIRECTORS: The Board of Directors of the Company.

    CESSATION OF SERVICE (OR WORDS OF SIMILAR IMPORT): When a person ceases to be an employee of, or consultant to, the Company or a Subsidiary; provided, however, in the case of an Incentive Stock Option, "cessation of service" (or words of similar import) shall mean when a person ceases to be an employee of the Company or a Subsidiary.

    CODE: The Internal Revenue Code of 1986, as amended.

    COMMITTEE: The Compensation, Employee Benefits and Stock Committee of the Board of Directors of the Company or any other committee designated by such Board of Directors to administer stock incentive and stock option plans of the Company and its subsidiaries generally or this Plan specifically.

    COMMON STOCK: The common stock of the Company, par value $1.00 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of section 8.

    COMPANY: W. R. Grace & Co., a New York corporation.

    FAIR MARKET VALUE: (a) The mean between the high and low sales prices of a share of Common Stock in New York Stock Exchange Composite Transactions on the applicable date, as reported in THE WALL STREET JOURNAL or another newspaper of general circulation, or, if no sales of shares of Common Stock were reported for such date, for the next preceding date for which such sales were so reported, or
(b) the fair market value of a share of Common Stock determined in accordance with any other reasonable method approved by the Committee.

    INCENTIVE STOCK OPTION: A stock option that states that it is an incentive stock option and that is intended to meet the requirements of Section 422A of the Code and the regulations thereunder applicable to incentive stock options, as in effect from time to time.

    ISSUANCE (OR WORDS OF SIMILAR IMPORT): The issuance of authorized but unissued Common Stock or the transfer of issued Common Stock held by the Company or a Subsidiary.

    KEY  EMPLOYEE:  An employee  of the  Company or  a Subsidiary  who is  a Key
Person.

    KEY PERSON: An employee of, or consultant to, the Company or a Subsidiary who, in the opinion of the Committee, has contributed or can contribute significantly to the growth and successful operations of the Company or one or more Subsidiaries. The grant of a Stock Incentive to an employee or consultant shall be deemed a determination by the Committee that such person is a Key Person.

    NON-STATUTORY STOCK OPTION: An Option that is not an Incentive Stock Option or another form of statutory stock option (within the meanings of sections 422, 423 and 424 of the Code and the regulations thereunder, as in effect from time to time).

    OPTION: An  option granted  under this  Plan to  purchase shares  of  Common
Stock.

    PLAN: The 1994 Stock Incentive Plan of the Company herein set forth, as the same may from time to time be amended.

    RULE 16B-3: Rule 16b-3 of the Securities and Exchange Commission (or any successor provision in effect at the applicable time).

    SERVICE: Service to the Company or a Subsidiary as an employee or consultant. "To serve" has a correlative meaning.

    STOCK AWARD: An issuance of shares of Common Stock or an undertaking (other than an Option) to issue such shares in the future.

    STOCK INCENTIVE: A stock incentive granted under this Plan in one of the forms provided for in section 3.

    SUBSIDIARY: A corporation (or other form of business association) of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management rights) are owned, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) that is also a "subsidiary corporation" as defined in section 425(f) of the Code and the regulations thereunder, as in effect from time to time.

    3.  GRANTS OF STOCK INCENTIVES:

       (a) Subject to the provisions of this Plan, the Committee may at any time and from time to time grant Stock Incentives under this Plan to, and only to, Key Persons; provided, however, that Incentive Stock Options may be granted to, and only to, Key Employees.

       (b) The Committee may grant a Stock Incentive to be effective at a specified future date or upon the future occurrence of a specified event. For the purposes of this Plan, any such Stock Incentive shall be deemed granted on the date it becomes effective. An agreement or other commitment to grant a Stock Incentive that is to be effective in the future shall not be deemed the grant of a Stock Incentive until the date on which such Stock Incentive becomes effective.

       (c) Stock Incentives may be granted in the form of:

              (i)
               a Stock Award, or

             (ii)
               an Option, or

            (iii)
               a combination of a Stock Award and an Option.

    4.  STOCK SUBJECT TO THIS PLAN:

       (a) Subject to the provisions of paragraph (c) of this section 4 and the provisions of section 8, the maximum number of shares of Common Stock that may be issued pursuant to Stock Incentives granted under this Plan shall not exceed 3,000,000 shares of Common Stock.

       (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Company or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of this Plan.

       (c) If any shares of Common Stock subject to a Stock Incentive shall not be issued and shall cease to be issuable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company or a Subsidiary for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this section 4 and may again be made subject to Stock Incentives.

       (d) Of  the total  number of  shares specified  in paragraph  (a) of this section 4 (subject to adjustment as specified therein), during the term of this Plan as defined in section 9, (i) no more than 10% may be subject to Options granted to any one Key Person, (ii) no more than 15% may be subject to

    Stock Incentives granted to any one Key Person, and (iii) no more than 3% in the aggregate may be subject to Stock Incentives granted to all Key Persons who are consultants to the Company and/or one or more Subsidiaries at the date the relevant Stock Incentive is granted.

    5.    STOCK AWARDS:    Except as  otherwise  provided in  section  12, Stock
Incentives in the form of Stock Awards shall be subject to the following provisions:

       (a) For purposes of this Plan, all shares of Common Stock subject to a Stock Award shall be valued at not less than 100% of the Fair Market
    Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued pursuant to such Stock Award and whether or not such shares are subject to restrictions affecting their value.

       (b) Shares of Common Stock subject to a Stock Award may be issued to a Key Person at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time. In the event that any such issuance shall not be made at the time the Stock Award is granted, the Stock Award may provide for the payment to such Key Person, either in cash or shares of Common Stock, of amounts not exceeding the dividends that would have been payable to such Key Person in respect of the number of shares of Common Stock subject to such Stock Award (as adjusted under section 8) if such shares had been issued to such Key Person at the time such Stock Award was granted. Any Stock Award may provide that the value of any shares of Common Stock subject to such Stock Award may be paid in cash, on each date on which shares would otherwise have been issued, in an amount equal to the Fair Market Value on such date of the shares that would otherwise have been issued.

       (c) The material terms of each Stock Award shall be determined by the Committee. Each Stock Award may be evidenced by a written instrument consistent with this Plan. It is intended that a Stock Award would be (i) made contingent upon the attainment of one or more specified performance objectives and/or (ii) subject to restrictions on the sale or other disposition, for a period of three or more years, of the Stock Award or the shares subject thereto; provided that (x) a Stock Award may include restrictions and limitations in addition to those provided for herein and
    (y) of the total number of shares specified in paragraph (a) of section 4 (subject to adjustment as specified therein), up to 3% may be subject to Stock Awards not subject to clause (i) or clause (ii) of this sentence.

       (d) A Stock Award shall be granted for such lawful consideration as may be provided for therein.

    6. OPTIONS: Except as otherwise provided in section 12, Stock Incentives in the form of Options shall be subject to the following provisions:

       (a) Subject to the provisions of paragraph (f) of this section 6, the purchase price per share of Common Stock shall be not less than 100%
    of the Fair Market Value of a share of Common Stock on the date the Option is granted. The Option may provide for the purchase price to be paid (i) in cash, or (ii) in shares of Common Stock (including shares issued pursuant to a Stock Award granted subject to restrictions as provided for in paragraph
    (c) of section 5), or (iii) in a combination of cash and such shares. Any shares of Common Stock delivered to the Company in payment of the purchase price shall be valued at their Fair Market Value on the date of exercise. No certificate for shares of Common Stock shall be issued upon the exercise of an Option until the purchase price for such shares has been paid in full.

       (b) If so provided in the Option, the Company shall, upon the request of the holder of the Option and at any time and from time to time, cancel  all or a portion  of the Option then  subject to exercise and either
    (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the purchase price for such shares, or (ii) issue shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess, or (iii) pay such excess by a combination of money and shares.

       (c) Each Option may be exercisable in full at the time of grant, or may become exercisable in one or more installments and at such time or times or upon the occurrence of such events, as may be specified in the Option, as determined by the Committee. Unless otherwise provided in the written instrument provided in paragraph (g) of this section 6, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of such Option.

       (d) Each Option shall be exercisable during the life of the holder only by him and, after his death, only by his estate or by a person who acquires the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised or canceled, shall terminate as follows after the holder ceases to serve:
    (i) if the holder shall voluntarily cease to serve without the consent for the Committee or shall have his service terminated for cause, the Option shall terminate immediately upon cessation of service; (ii) if the holder shall cease to serve by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary, the Option shall terminate three years after the date on which he ceased to serve; and (iii) except as provided in the next sentence, in all other cases the option shall terminate three months after the date on which the holder ceased to serve unless the Committee shall approve a longer period (which approval may be given before or after cessation of service) not to exceed three years. If the holder shall die or become incapacitated during the three-month period (or such longer period as the Committee may approve) referred to in the preceding clause (iii), the Option shall terminate three years after the date on which he ceased to serve. A leave of absence for military or governmental service or other purposes shall not, if approved by the Committee (which approval may be given before or after the leave of absence commences), be deemed a cessation of service within the meaning of this paragraph (d). Notwithstanding the foregoing provisions of this paragraph (d) or any other provision of this Plan, no Option shall be exercisable after expiration of a period of ten years and one month from the date the Option is granted. Where a Non-Statutory Stock Option is granted for a term of less than ten years and one month, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years and one month from the date the Option was granted. Such an extension shall not be deemed the grant of a new Option under this Plan.

       (e) No Option nor any right thereunder may be assigned or transferred except by will or the laws of descent and distribution, unless otherwise provided in the Option.

       (f) An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock that may be made subject to Stock Incentives under this Plan may be  made a subject to  Incentive Stock Options; provided  that
    (i) no Incentive Stock Option may be granted more than ten years after the effective date of this Plan, as provided in section 9, (ii) the purchase price per share of Common Stock subject to an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted, and (iii) the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares subject to each installment becoming exercisable for the first time in any calendar year under Incentive Stock Options granted, on or after January 1, 1987 (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations), to the Key Employee to whom such Incentive Stock Option is granted, shall not exceed $100,000.

       (g) The material terms of each Option shall be determined by the Committee. Each Option shall be evidenced by a written instrument consistent with this Plan. An Option may include restrictions and limitations in addition to those provided for in this Plan.

       (h) Options shall be granted for such lawful consideration as may be provided for in the Option.

    7. COMBINATION OF STOCK AWARDS AND OPTIONS: Stock Incentives authorized by paragraph (c)(iii) of section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions:

       (a) A Stock Incentive may be a combination of any form of Stock Award and any form of Option, provided, however, that the terms and conditions of such Stock  Incentive pertaining  to a  Stock Award  are consistent  with section 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with section 6.

       (b) Such combination Stock Incentive shall be subject to such other terms and conditions as may be specified therein including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof.

       (c) The material terms of each combination Stock Incentive shall be determined by the Committee. Each combination Stock Incentive shall be evidenced by a written instrument consistent with this Plan.

    8.  ADJUSTMENT PROVISIONS:

       (a) In the event that any reclassification, split-up or consolidation of the Common Stock shall be effected, or the outstanding shares of
    Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (i) the number and class of shares or other securities or property that may be issued pursuant to Stock Incentives thereafter granted, (ii) the number and class of shares or other securities or property that have not been issued under outstanding Stock Incentives,
    (iii) the purchase price to be paid per share or other unit under outstanding Stock Incentives, and (iv) the price to be paid per share or other unit by the Company or a Subsidiary for shares or other securities or property issued pursuant to Stock Incentives that are subject to a right of the Company or a Subsidiary to re-acquire such shares or other securities or property, shall in each case be equitably adjusted as determined by the Committee.

       (b) In the event that any spin-off or other distribution of assets of the Company to its shareholders shall occur, (i) the number and class of shares or other securities or property that may be issued pursuant to Stock Incentives thereafter granted, (ii) the number and class of shares or other securities or property that have not been issued under outstanding Stock
    Incentives, (iii) the purchase price to be paid per share or other unit under outstanding Stock Incentives, and (iv) the price to be paid per share or other unit by the Company or a Subsidiary for shares or other securities or property issued pursuant to Stock Incentives that are subject to a right of the Company or a Subsidiary to re-acquire such shares or other securities or property, may in each case be equitably adjusted as may be determined by the Committee.

       (c) In the event of a merger or consolidation of the Company in which the Common Stock is converted into the right to receive a specified amount of cash per share (the "merger price"), then each Option outstanding immediately prior to the effective time of such merger or consolidation (the "effective time") shall be treated as follows: (i) each such Option having a per share purchase price equal to or greater than the merger price shall terminate at the effective time and be of no further force and effect, without the making of any payment to the holder of such Option; and (ii) each such Option having a per share purchase price less than the merger price shall terminate at the effective time and be of no further force and effect, and the holder of such Option shall be paid in case, as promptly as practicable following the effective time, an amount equal to the product of
    (A) the excess of the merger price over the per share purchase price of such Option times (B) the number of shares covered by such Option immediately prior to the effective time.

    9. TERM: This Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Incentives shall be granted under this Plan after April 30, 2004.

    10.  ADMINISTRATION:

       (a) This Plan shall be administered by the Committee. No director shall be designated as or continue to be a member of the Committee unless he shall at the time of designation and at all times during service as a member of the Committee be a "disinterested person" within the meaning of Rule 16b-3. The Committee shall have full authority to act in the matter of selection of Key Persons and in granting Stock Incentives to them and such other authority as is granted to the Committee by this Plan.

       (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to be granted Stock Incentives under this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, the Subsidiaries, its shareholders and its directors, officers, consultants and employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

       (c) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability in the performance of their duties except as otherwise provided by applicable law.

    11.  GENERAL PROVISIONS:

       (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the service of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the service of any person with or without cause.

       (b) No shares of Common Stock shall be issued pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

       (c) No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued to him.

       (d) In the case of a grant of a Stock Incentive to a Key Person of a Subsidiary, such grant may provide for the issuance of the shares covered by the Stock Incentive to the Subsidiary, for such consideration as may be provided, upon the condition or understanding that the Subsidiary will transfer the shares to the Key Person in accordance with the terms of the Stock Incentive.

       (e) In the event the laws of a country in which the Company or a Subsidiary has employees prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country (including, without limitations, laws establishing options analogous to Incentive Stock Options), the Committee may, for the benefit of such employees, amend, in whole or in part, this Plan and may include in such amendment additional provisions for the purposes of qualifying the amended plan and Stock Incentives granted thereunder under such laws; provided, however, that (i) the terms and conditions of a Stock Incentive granted under such amended plan may not be more favorable to the recipient than would be permitted if such Stock Incentive had been granted under this Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such amended plan shall be subject to the limitations of section 4, and (iii) the provisions of the amended plan may restrict but may not extend or amplify the provisions of sections 9 and 13.

       (f) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or a
    Subsidiary determines it is required to withhold in connection with any Stock Incentive.

       (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment of continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors, officers, employees or consultants generally, or to any class or group of such persons, that the Company or any Subsidiary now has or may hereafter put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

    12. ACQUISITIONS: If the Company or any Subsidiary should merge or consolidate with, or purchase stock or assets or otherwise acquire the whole or part of the business of, another entity, the Company, upon the approval of the Committee, (a) may assume, in whole or in part and with or without modifications or conditions, any stock incentives granted by the acquired entity to its directors, officers, employees or consultants in their capacities as such, or
(b) may grant new Stock Incentives in substitution therefor. Such assumed or substitute stock incentives may contain terms and conditions inconsistent with the provisions of this Plan (including the limitations set forth in paragraph
(d) of section 4), including additional benefits for the recipient, provided that, if such assumed or substitute stock incentives are Incentive Stock Options, such terms and conditions are permitted under the plan of the acquired entity. For the purposes of any applicable plan provision involving time or a date, a substitute stock incentive shall be deemed granted as of the date of the grant of the original stock incentive by the acquired entity.

    13.  AMENDMENTS AND TERMINATION:

       (a) This Plan may be amended or terminated by the Board of Directors upon the recommendation of the Committee; provided that, without the approval of the shareholders of the Company, no amendment shall be made which (i) causes this Plan to cease to comply with Rule 16b-3 or applicable law, (ii) permits any person who is not a Key Person to be granted a Stock Incentive (except as otherwise provided in section 12), (iii) amends the provisions of paragraph (d) of section 4, paragraph (a) of section 5 or paragraph (a) or paragraph (f) of section 6 to permit shares to be valued at, or to have a purchase price of, respectively, less than the percentage of Fair Market Value specified therein, (iv) amends section 9 to extend the date set forth therein, or (v) amends this section 13.

       (b) No amendment or termination of this Plan shall adversely affect any Stock Incentive theretofore granted, and no amendment of any Stock
    Incentive granted pursuant to this Plan shall adversely affect such Stock Incentive, without the consent of the holder thereof.

                                                                       EXHIBIT B

                               W. R. GRACE & CO.

                               ------------------

               1994 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS

    1. PURPOSES: The purposes of this Plan are (a) to further the identity of interests of nonemployee directors of the Company with the interests of the
Company's shareholders, (b) to stimulate and sustain constructive and imaginative thinking by such nonemployee directors, and (c) to induce the service or continued service of the most highly qualified individuals to serve as nonemployee directors of the company.

    2. DEFINITIONS: When used in this Plan, the following terms shall have the meanings set forth in this section 2.

    Board of Directors: The Board of Directors of the Company.

    Code: The Internal Revenue Code of 1986, as amended.

    Common Stock: The common stock of the Company, par value $1.00 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of Section 6.

    Company: W. R. Grace & Co., a New York corporation.

    Fair Market Value: (a) The mean between the high and low sales prices of a share of Common Stock in New York Stock Exchange Composite Transactions for the applicable date, as reported in THE WALL STREET JOURNAL or another newspaper of general circulation, or, if no sales of shares of Common Stock were reported for such date, for the next preceding date for which such sales were so reported, or
(b) the fair market value of a share of Common Stock determined in accordance with any other reasonable method.

    issuance (or words of similar import): The issuance of authorized but unissued Common Stock or the transfer of issued Common Stock held by the Company or a Subsidiary.

    nonemployee director: An individual, not employed by the Company or a Subsidiary, who is serving as a director of the Company.

    Plan: The 1994 Stock Retainer Plan for Nonemployee Directors herein set forth, as the same may from time to time be amended.

    Rule 16b-3: Rule 16b-3 of the Securities and Exchange Commission (or any successor provision in effect at the applicable time).

    service: Service to the Company as a nonemployee director. "To serve" has a correlative meaning.

    Stock Retainer: An issuance of shares of Common Stock in payment of an annual retainer for service as a nonemployee director.

    Subsidiary: A corporation (or other form of business association) of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management rights) are owned, directly or indirectly, by the Company.

    3.  ELIGIBILITY AND PARTICIPATION:   All nonemployee directors are  eligible
to participate in the Plan and each such director will participate as described in section 5.

    4.  STOCK SUBJECT TO THIS PLAN:

       (a) Subject to the provisions of paragraph (c) of this section 4 and the provisions of section 6, the maximum number of shares of Common Stock that may be issued pursuant to Stock Retainers under this Plan shall not exceed 66,000 shares of Common Stock.

       (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Company or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of this Plan.

       (c) If any shares of Common Stock issued pursuant to a Stock Retainer shall, after issuance, be reacquired by the Company for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this section 4 and may again be issued pursuant to Stock Retainers.

    5.  STOCK  RETAINERS:   Stock Retainers shall  be subject  to the  following
provisions:

       (a) For the purposes of this Plan, all shares of Common Stock issued pursuant a Stock Retainer shall be valued at not less than 100% of the Fair Market Value of such shares on the effective date as of which such Stock Retainer is paid, regardless of when such shares are actually issued to the nonemployee director and whether or not such shares are subject to restrictions that affect their value.

       (b) Except as provided in paragraph (c) of this section 5, effective as of July 1, 1994, and on each following July 1 through July 1, 1999, each person serving as a nonemployee director on such July 1 will, for service as such, be paid a Stock Retainer consisting of a whole number of shares of Common Stock equal to the quotient obtained by dividing (i) $24,000 (the "Retainer Amount") by (ii) the Fair Market Value of a share of Common Stock on such July 1. To the extent that such calculation does not result in a whole number of shares, the fractional share shall be rounded upwards to the next whole number so that no fractional shares shall be issued.

       (c) (i) In the event that a Stock Retainer is to be paid, effective July 1 of any calendar year, to a person who shall have commenced service as a nonemployee director subsequent to January 1 of such calendar year, the Retainer Amount shall be proportionately reduced to reflect the percentage of such calendar year prior to such commencement of service.

           (ii)In the event that a Stock Retainer is to be paid, effective July 1 of any calendar year, to a person who shall have commenced service as a nonemployee director subsequent to July 1 of the prior calendar year, the Retainer Amount shall be proportionately increased to reflect the percentage of the prior calendar year during which such nonemployee director served as such.

       (d) The shares referred to in paragraph (b) of this section 5 shall be delivered to each nonemployee director as soon as practicable following each July 1 during the term of this plan. After the delivery of the shares, each nonemployee director shall have all the rights of a shareholder with respect to such shares (including the right to vote such shares and the right to receive all dividends paid with respect to such shares).

       (e) No shares will be issued in a calendar year to a nonemployee director who, prior to July 1 of such calendar year, is removed for cause, as specified in the Company's Certificate of Incorporation, as the same may be amended, or who voluntarily terminates service prior to retirement under the Company's Retirement Plan for Outside Directors, as the same may be amended.

    6.  ADJUSTMENT PROVISIONS:

       (a) In the event that any reclassification, split-up or consolidation of the Common Stock shall be effected, or the outstanding share of
    Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (i) the number and class of shares that may be issued pursuant to Stock Retainers thereafter paid, and (ii) the number and class of shares that have not been issued under effective Stock Retainers, shall in each case be equitably adjusted.

       (b) In the event that any spin-off or other distribution of assets of the Company to its shareholders shall occur, the number and class of shares that may be issued pursuant to Stock Retainers thereafter paid shall be equitably adjusted as determined by the Board of Directors.

    7. TERM: This Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Retainers shall be paid under this Plan with respect to any period beginning after July 1, 1999.

    8.  GENERAL PROVISIONS:

       (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue to serve as a nonemployee director of the Company.

       (b) No shares of Common Stock shall be issued pursuant to a Stock Retainer unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

       (c) No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Retainer except as to such shares of Common Stock, if any, as shall have been issued to him.

       (d) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to nonemployee directors that the Company now has or may hereafter put into effect.

    9.  AMENDMENTS AND TERMINATION:

       (a) This Plan may be terminated, suspended or amended at any time by the Board of Directors upon the recommendation of its Compensation,
    Employee Benefits and Stock Incentive Committee; provided, however, that (i) no amendment shall become effective without the approval of the shareholders of the Company to the extent shareholder approval is required in order to comply with Rule 16b-3, and (ii) neither the Retainer Amount, nor any other provision of this Plan affecting the number of shares of Common Stock receivable pursuant to a Stock Retainer or the frequency with which Stock Retainers are paid, shall be amended or otherwise modified more than once every six months, except as may be necessary or appropriate to comport with the Code or the Employee Retirement Income Security Act, as either of the same may be amended, or the rules and regulations promulgated thereunder.

       (b) No termination, suspension or amendment of this Plan shall adversely affect any Stock Retainer theretofore paid.

W. R. Grace & Co.
One Town Center Road
Boca Raton, Florida 33486-1010

GRACE PROXY

For the Annual Meeting of Shareholders of W. R. Grace & Co., to be held at 10:30 a.m. on May 10, 1994, at the Boca Raton Marriott-Crocker Center, 5150 Town Center Circle, Boca Raton, Florida.

The undersigned hereby appoints R. B. Lamm, P. B. Martin and B. J. Smith as agents to act and vote on behalf of the undersigned at the Annual Meeting of Shareholders of W. R. Grace & Co., to be held on May 10, 1994, and any adjournments. As more fully described in the Proxy Statement for the Meeting, such agents (or their substitutes) are directed to vote as indicated on the reverse side and are authorized to vote in their discretion upon any other business that properly comes before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please mark, date and sign your proxy on the reverse side.

In addition, please let us know below whether you can attend the Annual Meeting and if you have any comments or questions.

ANNUAL MEETING OF SHAREHOLDERS
/ / Yes, I plan to attend the Annual Meeting.
/ / No, I cannot attend.

COMMENTS________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                     PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK.

       _____________     _____________     _____________     _____________
       Common            6% Preferred      A Preferred       B Preferred
_______________________________________________________________________________
THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. Election of Directors
     For all nominees listed                 Withhold authority
     below (except as                        to vote for all
     marked to the                 FOR       nominees listed          WITHHOLD
     contrary below)               / /       below                    / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

     CLASS II (THREE-YEAR TERM) C. H. Erhart, Jr., V. A. Kamsky, J. E. Phipps,
                                E. W. Pyne, D. W. Robbins, Jr., W. Wood Prince,
                                D. L. Yunich
_______________________________________________________________________________
IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND AGAINST PROPOSALS 6 AND 7. PLEASE DATE AND SIGN AND RETURN PROMPTLY.
_______________________________________________________________________________

                                                  FOR       AGAINST   ABSTAIN
2. Ratification of selection of Price Waterhouse  / /       / /       / /
   as independent accountants.

3. Approval of 1994 Stock Incentive Plan.         / /       / /       / /

4. Approval of 1994 Stock Retainer Plan           / /       / /       / /
   for Nonemployee Directors.

5. Approval of Long-Term Incentive Program.       / /       / /       / /

               ________________________________________________________________
               THE DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 6 AND 7.

                                                  FOR       AGAINST   ABSTAIN
               6. Shareholder Proposal
                  (CERES Principles)              / /       / /       / /

               7. Shareholder Proposal
                  (Mexican operation)             / /       / /       / /

Date:___________ Signature:______________________ Signature:___________________

Please sign EXACTLY as name or names appear above. When signing on behalf of a corporation, estate, trust or another shareholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.
                                                (SEE REVERSE SIDE FOR COMMENTS.)